Filed Pursuant to Rule 424(b)(2)
File No. 333-283793

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 13, 2024)
$1,500,000,000
The PNC Financial Services Group, Inc.
5.463% Fixed Rate/Floating Rate Senior Notes Due October 23, 2029
Senior Floating Rate Notes Due October 23, 2029

The 5.463% Fixed Rate/Floating Rate Senior Notes Due October 23, 2029 (the “Senior Fixed/Floating Notes”) in the aggregate principal amount of $1,200,000,000 offered pursuant to this prospectus supplement and the accompanying prospectus will mature on October 23, 2029 and initially bear interest at 5.463% per annum, payable semi-annually in arrears on April 23 and October 23 of each year, commencing on April 23, 2027 and ending on October 23, 2028. Beginning on October 23, 2028, the Senior Fixed/Floating Notes will bear interest at a floating rate per annum equal to Compounded SOFR (determined with respect to each quarterly interest period using the SOFR Index as described herein) plus 0.777%, payable quarterly in arrears on January 23, 2029, April 23, 2029, July 23, 2029 and at the maturity date.
The Senior Floating Rate Notes Due October 23, 2029 (the “Senior Floating Notes”) in the aggregate principal amount of $300,000,000 offered pursuant to this prospectus supplement and the accompanying prospectus will mature on October 23, 2029 and bear interest at a floating rate per annum equal to Compounded SOFR (determined with respect to each quarterly interest period using the SOFR Index as described herein) plus 0.770%, payable quarterly in arrears on January 23, April 23, July 23 and October 23 of each year, commencing on January 23, 2027 until the maturity date. The Senior Fixed/Floating Notes and the Senior Floating Notes are collectively referred to as the “Senior Notes.” We may, at our option, redeem the Senior Notes at the applicable times and at the applicable redemption price described herein under “Certain Terms of the Senior Notes—Optional Redemption.” There is no sinking fund for the Senior Notes.
The Senior Notes will rank equally with all of our other existing and future senior unsecured indebtedness.

See “Risk Factors” on page S-13 to read about important factors you should consider before buying the Senior Notes. The Senior Notes are not deposits of a bank and are not insured by the United States Federal Deposit Insurance Corporation or any other insurer or government agency.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discounts	Proceeds to us
Per Senior Fixed/Floating Note	100.000%	0.150%	99.850%
Per Senior Floating Note	100.000%	0.150%	99.850%
Total	$1,500,000,000	$2,250,000	$1,497,750,000
__________________
(1)Plus accrued interest, if any, from the original issue date.
The Senior Notes will not be listed on any securities exchange. Currently, there are no public trading markets for the Senior Notes.
The underwriters expect to deliver the Senior Notes to purchasers in book-entry form through the facilities of The Depository Trust Company and its direct participants, including Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”), on or about October 23, 2026.
Because our affiliate, PNC Capital Markets LLC, is participating in the offer and sale of the Senior Notes, the offering is being conducted in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5121. See “Underwriting (Conflicts of Interest)” on page S-35.

Joint Book-Running Managers
PNC Capital Markets LLC	Citigroup	Morgan Stanley

Co-Managers
Ramirez & Co., Inc.	Siebert Williams Shank
October 20, 2026

S-i

About This Prospectus Supplement
We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the “prospectus,” we are referring to both documents combined. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “PNC,” “we,” “us,” “our” or similar references mean The PNC Financial Services Group, Inc. and its successors.
References to The PNC Financial Services Group, Inc. and its subsidiaries, on a consolidated basis, are specifically made where applicable.
We have not, and the underwriters have not, authorized anyone to provide any information other than the information contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
We are offering to sell the Senior Notes only in places where sales are permitted. We are not, and the underwriters are not, making an offer to sell the Senior Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference herein or in the accompanying prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the Senior Notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Cautionary Statement Regarding Forward-Looking Information
We make statements in this prospectus supplement and the accompanying prospectus, and we may from time to time make other statements, regarding our outlook for financial performance, such as earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting us and our future business and operations, including our sustainability strategy, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “see,” “look,” “intend,” “outlook,” “project,” “forecast,” “estimate,” “goal,” “will,” “should” and other similar words and expressions.
Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake any obligation to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance. As a result, we caution against placing undue reliance on any forward-looking statements.
Our forward-looking statements are subject to the following principal risks and uncertainties.
•Our businesses, financial results and balance sheet values are affected by business and economic conditions, including:
•Changes in interest rates and valuations in debt, equity and other financial markets,
•Disruptions in the U.S. and global financial markets,
•Actions by the Federal Reserve Board, U.S. Treasury and other government agencies, including those that impact money supply, market interest rates and inflation,
•Changes in customer behavior due to changing business and economic conditions or legislative or regulatory initiatives,
•Changes in customers’, suppliers’ and other counterparties’ performance and creditworthiness,
•Impacts of sanctions, tariffs and other trade policies of the U.S. and its global trading partners,
•Impacts of changes in federal, state and local governmental policy, including on the regulatory landscape, capital markets, taxes, infrastructure spending and social programs,
•Our ability to attract, recruit and retain skilled employees, and
•Commodity price volatility.
•Our forward-looking financial statements are subject to the risk that economic and financial market conditions will be substantially different than those we are currently expecting. These statements are based on our views that:
•PNC’s baseline forecast remains for continued expansion in 2026 into 2027. Economic growth has remained solid despite the increase in oil prices, supported by very strong AI-related capex and resilient consumer spending. We expect real GDP growth above 2% in 2026, with continued modest job gains and the unemployment rate holding roughly steady. Inflation risks remain elevated, with trend core inflation staying above 3% through year-end. Risks to our growth and inflation outlook include a reversal in AI-related sentiment, which would have knock-on effects on both capex and wealth-driven consumer spending, as well as any further sharp rise in bond yields.

•Our baseline forecast is for the Federal Reserve to raise rates twice more, at the December 2026 and March 2027 FOMC meetings, ultimately bringing the federal funds rate to a range of 4.25% to 4.50%.
•Our ability to take certain capital actions, including returning capital to shareholders, is subject to PNC meeting or exceeding minimum capital levels, including a stress capital buffer established by the Federal Reserve Board in connection with the Federal Reserve Board’s Comprehensive Capital Analysis and Review process.
•Our regulatory capital ratios in the future will depend on, among other things, the company’s financial performance, the scope and terms of final capital regulations then in effect and management actions affecting the composition of our balance sheet. In addition, our ability to determine, evaluate and forecast regulatory capital ratios, and to take actions (such as capital distributions) based on actual or forecasted capital ratios, will be dependent at least in part on the development, validation and regulatory review of related models and the reliability of and risks resulting from extensive use of such models.
•Legal and regulatory developments could have an impact on our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain employees. These developments could include:
•Changes to laws and regulations, including changes affecting oversight of the financial services industry, changes in the enforcement and interpretation of such laws and regulations, and changes in accounting and reporting standards.
•Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries resulting in monetary losses, costs, or alterations in our business practices, and potentially causing reputational harm to PNC.
•Results of the regulatory examination and supervision process, including our failure to satisfy requirements of agreements with governmental agencies.
•Costs associated with obtaining rights in intellectual property claimed by others and of adequacy of our intellectual property protection in general.
•Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards.
•Our reputation and business and operating results may be affected by our ability to appropriately meet or address environmental, social or governance targets, goals, commitments or concerns that may arise.
•We grow our business in part through acquisitions and new strategic initiatives. Risks and uncertainties include those presented by the nature of the business acquired and strategic initiative, including in some cases those associated with our entry into new businesses or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, regulatory issues, the integration of the acquired businesses into PNC after closing or any failure to execute strategic or operational plans.
•Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
•Business and operating results can also be affected by widespread manmade, natural and other disasters (including severe weather events), health emergencies, dislocations, geopolitical instabilities or events, terrorist activities, system failures or disruptions, security breaches, cyberattacks, international hostilities, or other extraordinary events beyond our control through impacts on the economy and financial markets generally or on us or our counterparties, customers or third-party vendors and service providers specifically.
We provide greater detail regarding these as well as other factors in our Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, and elsewhere in this prospectus supplement. Our forward-looking statements may also be subject to other risks and uncertainties, including those discussed elsewhere in this prospectus supplement and the accompanying prospectus or in our other filings with the SEC.

Incorporation of Certain Documents by Reference
The SEC allows us to incorporate information in this document by reference to other documents filed separately with the SEC. This means that PNC can disclose important information to you by referring you to those other documents. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document. You may read this information at the SEC’s website, www.sec.gov. The reports and other information filed by PNC with the SEC are also available at our website, www.pnc.com. We have included the web addresses of the SEC and PNC as inactive textual references only. Except as specifically incorporated by reference into this document, information on those websites is not part of this prospectus supplement or the accompanying prospectus.
This document incorporates by reference the documents listed below that we previously filed with the SEC. They contain important information about PNC and its financial condition.

Filing	Period or date filed
Annual Report on Form 10-K	Year ended December 31, 2025
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2026 and June 30, 2026
Current Reports on Form 8-K	Filed with the SEC on January 5, 2026 (solely with respect to Items 3.03 and 5.03 thereof), January 26, 2026, April 24, 2026, May 26, 2026, July 21, 2026 and September 29, 2026
PNC also incorporates by reference additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this document and the date of the termination of the offer being made pursuant to this prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Notwithstanding the foregoing, PNC is not incorporating any document or information that it furnished rather than filed with the SEC.
Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus supplement or the accompanying prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) and a copy of any or all other contracts or documents which are referred to in this prospectus supplement or the accompanying prospectus. You may request a copy of these filings at the address and telephone number set forth below.
In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about PNC. The agreements may contain representations and warranties by PNC or other parties, which should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.
Documents incorporated by reference are available from PNC without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit into this prospectus supplement or the accompanying prospectus. You can obtain documents incorporated by reference in this prospectus supplement or the accompanying prospectus by requesting them in writing or by telephone at the following address:
The PNC Financial Services Group, Inc.
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
Attention: Shareholder Services
Telephone: (800) 982-7652
www.computershare.com/contactus

Summary
The following information about this offering summarizes, and should be read in conjunction with, the information contained in this prospectus supplement and in the accompanying prospectus, and the documents incorporated herein and therein by reference. This summary is not complete and does not contain all of the information that you should consider before investing in the Senior Notes. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the accompanying prospectus to determine whether an investment in the Senior Notes is appropriate for you.
About The PNC Financial Services Group, Inc.
Headquartered in Pittsburgh, Pennsylvania, PNC is one of the largest diversified financial services companies in the U.S. We have businesses engaged in retail banking, corporate and institutional banking and asset management, providing many of our products and services nationally. Our retail branch network is located coast-to-coast. We also have strategic international offices in four countries outside the U.S. At June 30, 2026, our consolidated total assets, total deposits and total shareholders’ equity were $616.0 billion, $449.8 billion and $64.0 billion, respectively.
PNC was incorporated under the laws of the Commonwealth of Pennsylvania in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, we have diversified our geographical presence, business mix and product capabilities through organic growth, strategic bank and non-bank acquisitions and equity investments, and the formation of various non-banking subsidiaries.
PNC common stock is listed on the New York Stock Exchange under the symbol “PNC.”
PNC is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. PNC’s subsidiaries that operate in the banking and securities businesses can pay dividends only if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. PNC’s subsidiaries may be party to credit or other agreements that also may restrict their ability to pay dividends. PNC currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect PNC’s ability to service its own debt or pay dividends on its preferred stock. PNC must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock.
Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require PNC to commit resources to its subsidiary banks, even when doing so is not otherwise in the interests of PNC or its shareholders or creditors.
PNC’s principal executive offices are located at The Tower at PNC Plaza, 300 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2401, and its telephone number is (888) 762-2265.

Recent Developments
Third Quarter 2026 Results
On October 15, 2026, PNC reported its unaudited preliminary financial results for the quarter ended September 30, 2026. PNC reported net income of $2.1 billion for the third quarter of 2026, compared with net income of $2.1 billion for the second quarter of 2026 and $1.8 billion for the third quarter of 2025.
The following tables present highlights of PNC’s unaudited preliminary consolidated financial results.

FINANCIAL RESULTS	Three months ended			Nine months ended
Dollars in millions, except per share data	September 30 2026	June 30 2026	September 30 2025	September 30 2026	September 30 2025
Revenue
Net interest income	$4,206	$4,107	$3,648	$12,274	$10,679
Noninterest income	2,356	2,768	2,267	7,328	6,349
Total revenue	6,562	6,875	5,915	19,602	17,028
Provision for credit losses	189	191	167	590	640
Noninterest expense	3,751	4,098	3,461	11,617	10,231
Income before income taxes and noncontrolling interests	$2,622	$2,586	$2,287	$7,395	$6,157
Income taxes	525	531	465	1,471	1,193
Net income	$2,097	$2,055	$1,822	$5,924	$4,964
Less:
Net income attributable to noncontrolling interests	16	15	14	43	48
Preferred stock dividends (a)	73	85	71	231	225
Preferred stock discount accretion and redemptions	2	2	2	5	6
Net income attributable to common shareholders	$2,006	$1,953	$1,735	$5,645	$4,685
__________________
(a)Dividends are payable quarterly, other than Series S preferred stock, which is payable semiannually.

BALANCE SHEET DATA	September 30 2026	June 30 2026	September 30 2025
Dollars in millions, except per share data and as noted
Assets	$627,816	$616,034	$568,767
Loans (a)	$378,792	$367,953	$326,616
Allowance for loan and lease losses	$4,536	$4,652	$4,478
Interest-earning deposits with banks	$24,670	$22,794	$33,318
Investment securities	$146,370	$149,506	$141,523
Total deposits (a)	$466,362	$449,792	$432,749
Borrowed funds (a)	$79,757	$85,723	$62,344
Allowance for unfunded lending related commitments	$850	$809	$775
Total shareholders’ equity	$62,353	$64,008	$58,990
Common shareholders’ equity	$56,474	$58,131	$53,235
Accumulated other comprehensive income (loss)	$(6,472)	$(4,120)	$(4,077)
Book value per common share	$142.17	$145.52	$135.67
Period end common shares outstanding (In millions)	397	399	392
Loans to deposits	81%	82%	75%

__________________
(a)Amounts include assets and liabilities for which we have elected the fair value option. Our second quarter 2026 Form 10-Q included, and our third quarter 2026 Form 10-Q will include, additional information regarding these Consolidated Balance Sheet line items.
The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, PNC’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the preliminary financial data and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.
The foregoing is only a summary and is not intended to be a comprehensive statement of PNC’s unaudited preliminary financial results. Interim financial statements as of and for the period ended September 30, 2026 will be included in our third quarter 2026 Form 10-Q.

The Offering
The following description contains basic information about the Senior Notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Senior Notes. For a more complete understanding of the Senior Notes, you should read the section of this prospectus supplement entitled “Certain Terms of the Senior Notes” and the section in the accompanying prospectus entitled “Description of Debt Securities.” To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information.

Terms of the Senior Fixed/Floating Notes

Securities Offered	5.463% Fixed Rate/Floating Rate Senior Notes Due October 23, 2029

Issuer	The PNC Financial Services Group, Inc.

Aggregate Principal Amount	$1,200,000,000

Maturity Date	October 23, 2029

Issue Date	October 23, 2026

Issue Price	100.000% plus accrued interest, if any, from and including October 23, 2026

Optional Redemption
The Senior Fixed/Floating Notes will be redeemable in whole, but not in part, by us on October 23, 2028, the date that is one year prior to the maturity date, at 100% of the principal amount of the Senior Fixed/Floating Notes (par), plus accrued and unpaid interest thereon to the date of redemption. In addition, the Senior Fixed/Floating Notes will be redeemable in whole, or in part, by us during the 30-day period prior to, and including, the maturity date at 100% of the principal amount of the Senior Fixed/Floating Notes (par), plus accrued and unpaid interest thereon to the date of redemption. We will provide 5 to 60 calendar days’ notice of redemption to the registered holders of the Senior Fixed/Floating Notes.
Additionally, the Senior Fixed/Floating Notes will be redeemable in whole, or in part, by us on and after April 23, 2027, and prior to October 23, 2028, at the greater of (i) 100% of the principal amount of the Senior Fixed/Floating Notes to be redeemed (par) and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Fixed/Floating Notes to be redeemed, assuming the Senior Fixed/Floating Notes matured on October 23, 2028 (not including any portion of such payments of interest accrued to the date of redemption), discounted to the redemption date on a semiannual basis (assuming a 360-day year of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

Further Issuance
The Senior Fixed/Floating Notes will be limited initially to $1,200,000,000 in aggregate principal amount. PNC may, however, “reopen” the Senior Fixed/Floating Notes and issue an unlimited principal amount of additional notes in the future without the consent of the holders.

Summary Terms of the Senior Fixed/Floating Notes during the Fixed Rate Period

Fixed Rate Period	From, and including, October 23, 2026 to, but excluding, October 23, 2028

Interest Rate	5.463% annually

Interest Payment Dates	Each April 23 and October 23, commencing on April 23, 2027 and ending on October 23, 2028, as further described below under “Certain Terms of the Senior Notes—Interest”

Summary Terms of the Senior Fixed/Floating Notes during the Floating Rate Period

Floating Rate Period	From, and including, October 23, 2028 to, but excluding, the maturity date

Interest Rate	Compounded SOFR, determined as set forth under “Certain Terms of the Senior Notes—Interest—Floating Rate Period,” plus 0.777%

Interest Payment Dates	January 23, 2029, April 23, 2029, July 23, 2029 and at the maturity date, as further described below under “Certain Terms of the Senior Notes—Interest”

Terms of the Senior Floating Notes

Securities Offered	Senior Floating Rate Notes Due October 23, 2029

Issuer	The PNC Financial Services Group, Inc.

Aggregate Principal Amount	$300,000,000

Maturity Date	October 23, 2029

Issue Date	October 23, 2026

Issue Price	100.000% plus accrued interest, if any, from and including October 23, 2026

Optional Redemption
The Senior Floating Notes will be redeemable in whole, but not in part, by us on October 23, 2028, the date that is one year prior to the maturity date, at 100% of the principal amount of the Senior Floating Notes (par), plus accrued and unpaid interest thereon to the date of redemption. In addition, the Senior Floating Notes will be redeemable in whole, or in part, by us during the 30-day period prior to, and including, the maturity date at 100% of the principal amount of the Senior Floating Notes (par), plus accrued and unpaid interest thereon to the date of redemption. We will provide 5 to 60 calendar days’ notice of redemption to the registered holders of the Senior Floating Notes.

Further Issuance
The Senior Floating Notes will be limited initially to $300,000,000 in aggregate principal amount. PNC may, however, “reopen” the Senior Floating Notes and issue an unlimited principal amount of additional notes in the future without the consent of the holders.

Interest Rate	Compounded SOFR, determined as set forth under “Certain Terms of the Senior Notes—Interest—Floating Rate Period,” plus 0.770%

Interest Payment Dates	January 23, April 23, July 23 and October 23 of each year, commencing on January 23, 2027 until the maturity date, as further described below under “Certain Terms of the Senior Notes—Interest”

Terms Applicable to the Senior Notes

Record Dates	15 calendar days prior to each interest payment date

Form	Fully-registered global notes in book-entry form

Denominations	$2,000 and integral multiples of $1,000 in excess thereof

Use of Proceeds
We estimate that the net proceeds of this offering will be approximately $1,495,550,000 after deducting the underwriting discounts and expenses. We expect to use the net proceeds from the sale of the Senior Notes for general corporate purposes, which may include: investments in or advances to our existing or future subsidiaries, repayment of outstanding indebtedness, and repurchases and redemptions of issued and outstanding securities of PNC and its subsidiaries, including PNC common stock and PNC preferred stock. Pending our use of the net proceeds from this offering as described above, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

Risk Factors	Investing in the Senior Notes involves certain risks. See page S-13.

Ranking
The Senior Notes are our direct, unsecured and unsubordinated obligations and rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness.

Conflicts of Interest
Our affiliate, PNC Capital Markets LLC, is a member of FINRA and is participating in the distribution of the Senior Notes. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with Rule 5121, PNC Capital Markets LLC may not make sales in this offering to any discretionary account without the prior approval of the customer. Our affiliates, including PNC Capital Markets LLC, may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the Senior Notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

Risk Factors
Your investment in the Senior Notes involves risks. This prospectus supplement does not describe all of those risks. Before purchasing any of the Senior Notes, you should carefully consider the following risk factors, which are specific to the Senior Notes being offered, as well as the risks and other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the discussion under “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as such discussion may be amended or updated in other reports filed by us with the SEC.
Risks Related to Payment on and the Market Price for the Senior Notes
We and our subsidiaries have significant leverage and debt obligations; payments on the Senior Notes will depend on receipt of dividends and distributions from our subsidiaries.
We are a holding company and we conduct substantially all of our operations through subsidiaries, including PNC Bank, National Association, which is our principal banking subsidiary. We depend on dividends, distributions and other payments from our subsidiaries to meet our obligations, including to fund payments on the Senior Notes, and to provide funds for payment of dividends to our shareholders, to the extent declared by our board of directors. There are various legal limitations on the extent to which PNC Bank, National Association and our other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise) and certain of our affiliates. In addition, contractual or other restrictions may also limit our subsidiaries’ abilities to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flow of our subsidiaries to make payments on the Senior Notes.
The Senior Notes are unsecured and structurally subordinated to the debt of our subsidiaries, which means that creditors (including depositors) of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the Senior Notes would have any claims to those assets.
Because we are a holding company, our rights and the rights of our creditors, including the holders of the Senior Notes, to participate in the distribution or allocation of the assets of any subsidiary during its liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to any of our banking subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of these banking subsidiaries. Claims from creditors (other than us) against the subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings.
An active trading market for the Senior Notes may not develop.
The Senior Notes constitute a new issue of securities, for which there is no existing market. We do not intend to apply for listing of the Senior Notes on any securities exchange or for quotation of the Senior Notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the Senior Notes will develop, the ability of holders of the Senior Notes to sell their Senior Notes or the prices at which holders may be able to sell their Senior Notes. The underwriters have advised us that they currently intend to make a market in the Senior Notes. The underwriters, however, are not obligated to do so, and any market-making with respect to the Senior Notes may be discontinued at any time without notice. You should also be aware that there may be a limited number of buyers when you decide to sell your Senior Notes. This may affect the price you receive for your Senior Notes or your ability to sell your Senior Notes at all.
If a trading market for the Senior Notes develops, changes in our credit ratings or the debt markets, among others, could adversely affect the market price of the Senior Notes.
Credit rating agencies continually review their ratings for the companies they follow, including us. A negative change in our rating could have an adverse effect on the price of the Senior Notes. In addition to our creditworthiness, many factors affect the trading market for, and the trading value of, the Senior Notes. These factors include: the time remaining to the maturity of the Senior Notes, the ranking of the Senior Notes, the outstanding amount of Senior Notes with terms identical to the Senior Notes offered hereby, the prevailing interest rates being paid by other companies similar to us, our financial condition, financial performance and future prospects and the level, direction and volatility of market interest rates generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Senior Notes.
Our credit ratings may not reflect all risks of an investment in the Senior Notes.
The cost and availability of short-term and long-term funding, as well as collateral requirements for certain derivative instruments, is influenced by our credit ratings. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may generally affect the market value of the Senior Notes. Our credit ratings, however, may not reflect the potential impact of risks related to market or other factors discussed above on the value of the Senior Notes.
The Senior Notes will not be guaranteed by the FDIC, any other governmental agency or any of our subsidiaries.
The Senior Notes are not bank deposits and are not insured by the FDIC or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. The Senior Notes will be obligations of The PNC Financial Services Group, Inc. only and will not be guaranteed by any of our subsidiaries, including PNC Bank, National Association, which is our principal banking subsidiary.
The Senior Notes may be redeemed, at our option, and you may not be able to reinvest the proceeds in a comparable security.
We may, at our option, redeem the Senior Notes at the applicable times and at the applicable redemption price described herein under “Certain Terms of the Senior Notes—Optional Redemption.” We may choose to redeem the Senior Notes at times when prevailing interest rates are relatively low and, as a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your Senior Notes being redeemed.
Risks Related to our Indenture
The indenture governing the Senior Notes does not contain any limitations on our ability to incur additional indebtedness, issue preferred stock, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.
Neither we nor any of our subsidiaries is restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the indenture governing the Senior Notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Senior Notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the indenture governing the Senior Notes from issuing preferred stock, paying dividends or issuing or repurchasing our securities.
In addition, there are no financial covenants in the indenture governing the Senior Notes. You are not protected under the indenture governing the Senior Notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent the merger covenant described under “Description of Debt Securities—Certain Covenants” in the accompanying prospectus would apply to the transaction.
Events for which acceleration rights under the Senior Notes may be exercised are more limited than those available under the terms of our outstanding senior debt securities issued prior to April 23, 2021.
We entered into a First Supplemental Indenture, dated as of April 23, 2021, between us, as Issuer, and The Bank of New York Mellon, as Trustee (the “First Supplemental Indenture”) to the indenture governing the Senior Notes, dated as of September 6, 2012, between us, as Issuer, and The Bank of New York Mellon, as Trustee (the “Indenture”), pursuant to which the terms of our senior debt securities to be issued on or after the date of the First Supplemental Indenture, including the Senior Notes, are modified. The modifications to the terms of our senior debt securities include, among other things, limiting the circumstances under which the payment of the principal amount of such senior debt securities can be accelerated.
All or substantially all of our outstanding senior debt securities issued prior to April 23, 2021 (the “Pre-April 2021 Senior Debt Securities”) provide acceleration rights for nonpayment of principal, premium (if any) or interest and for certain events relating to our bankruptcy, insolvency or reorganization. The Pre-April 2021 Senior Debt Securities also provide acceleration rights for our failure to perform any other covenant or warranty in the Indenture for 90 days after we have received written notice of such failure, as well as for certain events relating to the bankruptcy, insolvency or reorganization of any principal subsidiary bank. In addition, the Pre-April 2021 Senior Debt Securities do not require a 30-day cure period before a nonpayment of principal becomes an event of default and acceleration rights become exercisable with respect to such nonpayment.
However, under the Indenture, as supplemented by the First Supplemental Indenture, payment of the principal amount of the Senior Notes:
•may be accelerated only for (i) our failure to pay the principal of, premium (if any) or interest on the Senior Notes and, in each case, such nonpayment continues for 30 days after such payment is due, or (ii) the occurrence of certain events relating to bankruptcy, insolvency or reorganization of PNC; and
•may not be accelerated if (i) we fail to perform any covenant or agreement (other than nonpayment of principal, premium (if any) or interest) in the Indenture, or (ii) for the bankruptcy, insolvency or reorganization of any principal subsidiary bank.
As a result of these differing provisions, if we fail to perform any covenant or agreement (other than nonpayment of principal, premium (if any) or interest) that applies both to the Senior Notes and to any Pre-April 2021 Senior Debt Securities, or if certain events of bankruptcy, insolvency or reorganization occur with respect to any principal subsidiary bank, the Trustee and the holders of the Pre-April 2021 Senior Debt Securities would have acceleration rights that would not be available to the Trustee or the holders of the Senior Notes. In addition, if we fail to pay the principal of any Pre-April 2021 Senior Debt Securities when due, an event of default would occur immediately with respect to such Pre-April 2021 Senior Debt Securities (and the exercise of acceleration rights could proceed immediately in accordance with the provisions of the applicable indenture under which such Pre-April 2021 Senior Debt Securities were issued), whereas, if we fail to pay the principal of the Senior Notes when due, the Trustee and the holders of the Senior Notes must wait for the 30-day cure period to expire before such nonpayment of principal becomes an event of default and any acceleration rights are triggered with respect to such nonpayment. Any repayment of the principal amount of Pre-April 2021 Senior Debt Securities following the exercise of acceleration rights in circumstances in which such rights are not available to the holders of the Senior Notes could adversely affect our ability to make timely payments on the Senior Notes thereafter. These limitations on the rights and remedies of holders of the Senior Notes could adversely affect the market value of the Senior Notes, especially during times of financial stress for us or our industry.
Holders of the Senior Notes could be at greater risk for being structurally subordinated if we sell or convey all or substantially all of our assets to one or more of our majority-owned subsidiaries.
If we sell or convey all or substantially all of our assets to one or more of our direct or indirect majority-owned subsidiaries, under the Indenture, as supplemented by the First Supplemental Indenture, such subsidiary or subsidiaries will not be required to assume our obligations under the Senior Notes, and we will remain the sole obligor on the Senior Notes. In such event, creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims while holders of the Senior Notes would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such assets. See “Description of Debt Securities—Certain Covenants” in the accompanying prospectus for further information.

Risks Related to the Interest Rate During the Floating Rate Period
The amount of interest payable with respect to each interest period during the floating rate period will be determined near the end of such interest period for each series of the Senior Notes.
The Senior Fixed/Floating Notes will bear interest at a floating rate during the period from, and including, October 23, 2028 to, but excluding, the maturity date, and the Senior Floating Notes will bear interest at a floating rate during the period from, and including, October 23, 2026 to, but excluding, the maturity date, which we refer to as the floating rate period for each series of the Senior Notes.
The interest rate with respect to any interest period during the floating rate period will only be capable of being determined near the end of such interest period in relation to each series of the Senior Notes. Consequently, it may be difficult for investors in the Senior Notes to estimate reliably the amount of interest that will be payable on each series of the Senior Notes. In addition, some investors may be unwilling or unable to trade the Senior Notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading prices of the Senior Notes.
In addition, with respect to the final interest period for each series of the Senior Notes, holders will not benefit from any increase in the level of SOFR that occurs between the final day of the applicable Observation Period (as defined below) and the maturity date, which could adversely impact the amount of interest payable with respect to such final interest period.
The interest rate on the Senior Notes during the floating rate period will be based on Compounded SOFR and the SOFR Index, both of which have a relatively limited history in the marketplace.
For each interest period during the floating rate period, the interest rate on the Senior Notes for each series will be based on a Compounded SOFR (as defined below) rate calculated by reference to the SOFR Index (as defined below) using the specific formula described in this prospectus supplement. The SOFR Index measures the cumulative impact of compounding the daily secured overnight financing rate (“SOFR”) as provided by the Federal Reserve Bank of New York (the “FRBNY”). The value of the SOFR Index on a particular business day reflects the effect of compounding SOFR on such business day and allows the calculation of compounded SOFR averages over custom time periods. For this and other reasons, the interest rate during any Observation Period (as defined below) will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during the Observation Period for an interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction in the Compounded SOFR used to calculate the interest rate on the Senior Notes for each series during the relevant interest period.
In addition, the FRBNY only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the SOFR Index or the specific formula for Compounded SOFR used in the Senior Notes may not continue to be widely adopted by other market participants. The market value of the Senior Notes would likely be adversely affected if the market adopts a different calculation method.
SOFR has a limited history, and its historical performance is not indicative of future performance.
The FRBNY began to publish SOFR in April 2018, and it therefore has a relatively limited history. In addition, the future performance of SOFR cannot be predicted based on its historical performance. The level of SOFR during the floating rate period for the Senior Notes may bear little or no relation to the historical level of SOFR. Prior observed patterns, if any, in the behavior of market variables, such as correlations, may change in the future. While some pre-publication hypothetical performance data has been published by the FRBNY, such data inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and, therefore, no future performance of SOFR or the Senior Notes may be inferred from any of the hypothetical or actual historical performance data. Hypothetical or actual historical performance data are not indicative of, and have no bearing on, the future performance of SOFR or the Senior Notes. You should not rely on any historical changes or trends in SOFR as an indicator of the future performance of SOFR. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates.
The SOFR Index may be modified, suspended or discontinued and the Senior Notes may bear interest during the floating rate period by reference to a rate other than Compounded SOFR, which could adversely affect the value of the Senior Notes.
The interest rate during the floating rate period for the Senior Notes will be determined by reference to the SOFR Index as published by the FRBNY, as administrator of SOFR, based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. The FRBNY may withdraw, modify or amend the published SOFR Index or other SOFR data in its sole discretion and without notice. The administrator has no obligation to consider your interests in calculating, adjusting, converting, revising or discontinuing SOFR. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or other SOFR data that the FRBNY may publish after the interest rate for such interest period has been determined.
If we or our designee determine that a Benchmark Transition Event (as defined below) and its related Benchmark Replacement Date (as defined below) have occurred with respect to the Senior Notes, then the interest rate on the Senior Notes during the floating rate period will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under the caption “Certain Terms of the Senior Notes—Interest—Floating Rate Period—Compounded SOFR.” If a particular Benchmark Replacement (as defined below) or Benchmark Replacement Adjustment (as defined below) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined below) (such as the Alternative Reference Rates Committee (“ARRC”)), (ii) the International Swaps and Derivatives Association, Inc. (“ISDA”) or (iii) in certain circumstances, us or our designee.
In addition, the terms of the Senior Notes expressly authorize us or our designee, in connection with a Benchmark Replacement, to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, changes to the definition of “interest period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the Senior Notes during the floating rate period by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the Senior Notes in connection with a Benchmark Transition Event, could adversely affect the value of the Senior Notes, the return on the Senior Notes and the price at which you can sell the Senior Notes.
Any determination, decision or election described above will be made in our or our designee’s sole discretion.
Further, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the Senior Notes, the return on the Senior Notes and the price at which you can sell the Senior Notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the Senior Notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predictable based on historical performance, (iv) the secondary trading market for the Senior Notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates during corresponding periods. In addition, although changes in Compounded SOFR generally are not expected to be as volatile as changes in SOFR on a daily basis, the return on, value of and market for the Senior Notes may fluctuate more than floating rate debt securities with interest rates based on less volatile rates.
We or our designee will make certain determinations with respect to the Senior Notes, which determinations may adversely affect the Senior Notes.
We or our designee will make certain determinations with respect to the Senior Notes as further described under the caption “Certain Terms of the Senior Notes—Interest—Floating Rate Period.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the Senior Notes in our or our designee’s sole discretion as further described under the caption “Certain Terms of the Senior Notes—Interest—Floating Rate Period—Compounded SOFR.” In making such determinations, potential conflicts of interest may exist between us, or our designee, and you. Any of these determinations may adversely affect the value of the Senior Notes, the return on the Senior Notes and the price at which you can sell the Senior Notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the Senior Notes, the return on the Senior Notes and the price at which you can sell the Senior Notes. For further information regarding these types of determinations, see “Certain Terms of the Senior Notes—Interest—Floating Rate Period—Compounded SOFR.”
The prices at which the Senior Notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased.
Some of these factors include, but are not limited to: (i) actual or anticipated changes in the level of SOFR, (ii) volatility of the level of SOFR, (iii) changes in interest and yield rates, (iv) any actual or anticipated changes in our credit ratings or credit spreads and (v) the time remaining to maturity of such notes. Generally, the longer the time remaining to maturity and the more tailored the exposure, the more the market prices of the Senior Notes will be affected by the other factors described in the preceding sentence. This can lead to significant adverse changes in the market prices of securities like the Senior Notes. Depending on the actual or anticipated level of SOFR, the market value of the Senior Notes may decrease and you may receive substantially less than 100% of the issue price if you are able to sell your Senior Notes prior to maturity.
We or our affiliates may publish research reports that could affect the market value of the Senior Notes.
We or one or more of our affiliates, at present or in the future, may publish research reports with respect to movements in interest rates generally, or with respect to alternative reference rates or SOFR specifically. This research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Senior Notes. Any of these activities may affect the market value of the Senior Notes.
The secondary trading market for the Senior Notes linked to SOFR may be limited.
The Senior Notes will have no established trading market when issued, and an established trading market may never develop or may not be very liquid. Market terms for debt securities linked to SOFR (such as the Senior Notes), including the spread over the reference rate reflected in interest rate provisions, may evolve over time and, as a result, trading prices of the Senior Notes may be lower than those of later-issued debt securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in debt securities similar to the Senior Notes, the trading price of the Senior Notes may be lower than that of debt securities linked to rates that are more widely used. In addition, other index providers may develop products that are perceived as competing with SOFR, and it is possible that such competing products may become more widely accepted in the marketplace than SOFR, which could further lessen market acceptance of SOFR. Investors in the Senior Notes may not be able to sell such notes at all or may not be able to sell such notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

Use of Proceeds
We estimate that the net proceeds of this offering will be approximately $1,495,550,000 after deducting the underwriting discounts and expenses. We expect to use the net proceeds from the sale of the Senior Notes for general corporate purposes, which may include: investments in or advances to our existing or future subsidiaries, repayment of outstanding indebtedness, and repurchases and redemptions of issued and outstanding securities of PNC and its subsidiaries, including PNC common stock and PNC preferred stock. Pending our use of the net proceeds from this offering as described above, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

Certain Terms of the Senior Notes
The Senior Notes offered by this prospectus supplement will be issued under the Indenture dated as of September 6, 2012, between us, as Issuer, and The Bank of New York Mellon, as Trustee, as supplemented by the First Supplemental Indenture dated as of April 23, 2021, between us, as Issuer, and The Bank of New York Mellon, as Trustee (as so supplemented, the “Indenture”). The accompanying prospectus provides a more complete description of the Indenture. The Senior Notes will be senior debt securities, as such term is described in the accompanying prospectus. The following description of the particular terms of the Senior Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the senior debt securities in the accompanying prospectus, to which description we refer you. The accompanying prospectus sets forth the meaning of certain capitalized terms used herein and not otherwise defined.
General
The Senior Fixed/Floating Notes issued in this offering initially will be limited to $1,200,000,000 principal amount. The Senior Fixed/Floating Notes will mature on October 23, 2029. The Senior Floating Notes issued in this offering initially will be limited to $300,000,000 principal amount. The Senior Floating Notes will mature on October 23, 2029. There is no sinking fund for the Senior Notes. The Senior Notes are not convertible into, or exchangeable for, equity securities of PNC. The Senior Notes will rank equally with all of PNC’s other senior unsecured indebtedness. As of June 30, 2026, PNC had $35.2 billion of outstanding senior unsecured indebtedness.
Interest
Interest on the Senior Notes will accrue from, and including, the issue date to, but excluding, the first interest payment date and then from, and including, the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date or the maturity date, as the case may be. Each of these periods is referred to as an “interest period” for the Senior Notes. If an interest payment date during the fixed rate period or the maturity date for the Senior Fixed/Floating Notes or the maturity date for the Senior Floating Notes falls on a day that is not a business day, PNC will postpone the interest payment or the payment of principal and interest at the maturity date to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Senior Notes will not be entitled to any further interest or other payments with respect to such postponements. If an interest payment date during the floating rate period falls on a day that is not a business day, PNC will postpone the interest payment to the next succeeding business day, except that, if the next succeeding business day falls in the next calendar month, then such interest payment will be advanced to the immediately preceding day that is a business day and, in each case, the related interest periods also will be adjusted for such non-business days.
When we use the term “business day,” we mean any day except a Saturday, a Sunday or a legal holiday in the City of New York or the City of Pittsburgh on which banking institutions are authorized or obligated by law, regulation or executive order to close. The interest payable on the Senior Notes on any interest payment date, subject to certain exceptions, will be paid to the person in whose name the Senior Notes are registered at the close of business on the 15th calendar day, whether or not a business day, immediately preceding the interest payment date. However, interest that PNC pays on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent in New York, New York or, at PNC’s option in the event the Senior Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences.
Fixed Rate Period. In the case of the Senior Fixed/Floating Notes, during the period from, and including, October 23, 2026 to, but excluding, October 23, 2028, the Senior Fixed/Floating Notes will accrue interest at the rate of 5.463% per annum. Such interest will be payable semi-annually in arrears on April 23 and October 23 of each year, commencing on April 23, 2027 and ending on October 23, 2028. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
Floating Rate Period. In the case of the Senior Fixed/Floating Notes, during the period from, and including, October 23, 2028 to, but excluding, the maturity date, the Senior Fixed/Floating Notes will bear interest at a floating rate per annum equal to Compounded SOFR plus 0.777%, as determined by the Calculation Agent (as defined below) in the manner described below. Such interest will be payable quarterly in arrears on January 23, 2029, April 23, 2029, July 23, 2029 and at the maturity date. In the case of the Senior Floating Notes, during the period from, and including, October 23, 2026 to, but excluding, the maturity date, the Senior Floating Notes will bear interest at a floating rate per annum equal to Compounded SOFR plus 0.770%, as determined by the Calculation Agent in the manner described below. Such interest will be payable quarterly in arrears on January 23, April 23, July 23 and October 23 of each year, commencing on January 23, 2027 until the maturity date. Compounded SOFR for each interest period will be calculated by the Calculation Agent in accordance with the formula set forth below with respect to such interest period.
The amount of accrued interest payable on each series of the Senior Notes for each interest period will be computed by multiplying (i) the outstanding principal amount of the Senior Notes by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360. The interest rate on the Senior Notes will in no event be lower than zero.
The Calculation Agent will determine Compounded SOFR, the interest rate and accrued interest for each interest period in arrears as soon as reasonably practicable on or after the Interest Payment Determination Date (as defined below) for such interest period and prior to the relevant interest payment date and will notify us of Compounded SOFR, such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date. At the request of a holder of the Senior Notes, the Calculation Agent will provide Compounded SOFR, the interest rate and the amount of interest accrued with respect to any interest period, after Compounded SOFR, such interest rate and accrued interest have been determined.
Secured Overnight Financing Rate and the SOFR Index
SOFR is published by the FRBNY and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.
The SOFR Index measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.
The FRBNY notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any interest period during the floating rate period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the FRBNY may publish after the interest rate for that interest period has been determined.
Compounded SOFR
With respect to any interest period, “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):
where:
“SOFR IndexStart” = For periods other than the initial interest period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period, the SOFR Index value on the date that is two U.S. Government Securities Business Days before the first day of such initial interest period (such first day expected to be October 23, 2028 with respect to the Senior Fixed/Floating Notes and October 23, 2026 with respect to the Senior Floating Notes);
“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable interest payment date (or in the final interest period, relating to the maturity date, or, in the case of the redemption of the Senior Notes, relating to the applicable redemption date); and
“d” is the number of calendar days in the relevant Observation Period. For purposes of determining Compounded SOFR,
“Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each interest payment date (or, in the case of the redemption of the Senior Notes, preceding the applicable redemption date).
“Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the interest payment date for such interest period (or in the final interest period, preceding the maturity date or, in the case of the redemption of the Senior Notes, preceding the applicable redemption date).
“SOFR Index” means, with respect to any U.S. Government Securities Business Day:
(1)the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or:
(2)if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “Effect of Benchmark Transition Event” provisions described below.
“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR Administrator” means the FRBNY (or a successor administrator of SOFR).
“SOFR Administrator’s Website” means the website of the FRBNY, currently at https://www.newyorkfed.org, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.
“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
Notwithstanding anything to the contrary in the Indenture or the Senior Notes, if we or our designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining SOFR, then the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Senior Notes.
For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period will be an annual rate equal to the sum of the Benchmark Replacement plus 0.777% in the case of the Senior Fixed/Floating Notes and plus 0.770% in the case of the Senior Floating Notes.

SOFR Index Unavailable Provisions
If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/reference-rates/additional-information-about-reference-rates. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.
Effect of Benchmark Transition Event
(1)Benchmark Replacement. If we or our designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Senior Notes in respect of such determination on such date and all determinations on all subsequent dates.
(2)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.
(3)Decisions and Determinations. Any determination, decision or election that may be made by us or our designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment, or the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
•will be conclusive and binding absent manifest error;
•if made by us, will be made in our sole discretion;
•if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object; and
•notwithstanding anything to the contrary in the Indenture or the Senior Notes, shall become effective without consent from the holders of the Senior Notes or any other party.
Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by us or our designee (which may be our affiliate) on the basis as described above, and in no event shall the Calculation Agent be responsible for making any such determination, decision or election.
Certain Defined Terms
As used herein:
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date; provided that if the Benchmark Replacement cannot be determined in accordance with clause (1) below as of the Benchmark Replacement Date and we or our designee shall have determined that the ISDA Fallback Rate determined in accordance with clause (2) below is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then clause (2) below shall be disregarded, and the Benchmark Replacement shall be determined in accordance with clause (3) below:
(1)the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;
(2)the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or
(3)the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(1)the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or
(3)the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that we or our designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decides that adoption of any portion of such market practice is not administratively feasible or if we or our designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determines is reasonably practicable).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“Calculation Agent” means The Bank of New York Mellon, or its successor appointed by us, acting as calculation agent.
“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
None of the Trustee, the principal paying agent or the Calculation Agent shall be under any obligation (1) to monitor, determine or verify the unavailability or cessation of SOFR (or any other Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (2) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (3) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (4) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the Trustee, the principal paying agent and the Calculation Agent shall be entitled to conclusively rely on any determinations made by us or our designee without independent investigation, and none will have any liability for actions taken at our direction in connection therewith.
None of the Trustee, the principal paying agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement as a result of the unavailability of SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus supplement and reasonably required for the performance of such duties. None of the Trustee, the principal paying agent or the Calculation Agent shall be responsible or liable for our actions or omissions or for those of our designee, or for any failure or delay in the performance by such designee, nor shall any of the Trustee, the principal paying agent or the Calculation Agent be under any obligation to oversee or monitor our performance or that of such designee.
Optional Redemption
Each series of Senior Notes will be redeemable in whole, but not in part, by us on October 23, 2028, the date that is one year prior to the maturity date (the “Par Call Date”), at 100% of the principal amount of the Senior Notes (par), plus accrued and unpaid interest thereon to the date of redemption. In addition, each series of Senior Notes will be redeemable in whole, or in part, by us during the 30-day period prior to, and including, the maturity date at 100% of the principal amount of the Senior Notes (par), plus accrued and unpaid interest thereon to the date of redemption.
Additionally, the Senior Fixed/Floating Notes will be redeemable in whole, or in part, by us on and after April 23, 2027, and prior to the Par Call Date (such period, the “Make-Whole Redemption Period”) at the applicable Make-Whole Redemption Price (as defined below). During the Make-Whole Redemption Period, the Senior Fixed/Floating Notes will be redeemable in denominations of $2,000 and integral multiples of $1,000 in excess thereof (provided that no Senior Fixed/Floating Notes of a principal amount of $2,000 or less shall be redeemed in part) at our option at the applicable Make-Whole Redemption Price. The “Make-Whole Redemption Price” for any redemption during the Make-Whole Redemption Period will be calculated by us and will equal the greater of:
•100% of the principal amount of such Senior Fixed/Floating Note to be redeemed; and
•the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Fixed/Floating Note to be redeemed, assuming the Senior Fixed/Floating Note matured on the Par Call Date (not including any portion of such payments of interest accrued to the date of redemption), discounted to the redemption date on a semiannual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined below) plus 15 basis points, as calculated by us, plus, in each case, accrued and unpaid interest thereon at the applicable rate borne by such Senior Fixed/Floating Note to the date of redemption.
“Treasury Rate” means, with respect to the applicable redemption date for the Senior Fixed/Floating Notes being redeemed, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the applicable redemption date based upon the yield or yields for the most recent day that appear after such time on such day on the Federal Reserve Board website at https://www.federalreserve.gov/releases/h15/, or any successor site or publication, and designated as “Selected Interest Rates (Daily)–H.15” (or any successor designation) (the “H.15 Daily Update”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on the H.15 Daily Update exactly equal to the period from the applicable redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on the H.15 Daily Update exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on the H.15 Daily Update immediately shorter than and one yield corresponding to the Treasury constant maturity on the H.15 Daily Update immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on the H.15 Daily Update shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on the H.15 Daily Update closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on the H.15 Daily Update shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date.
If on the third business day preceding the applicable redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such applicable redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
If less than all the Senior Notes are to be redeemed at any time, the Senior Notes for redemption will be selected by lot; provided that, in the case of Senior Notes represented by one or more Global Notes, interests in such Global Notes will be selected for redemption by the Depositary in accordance with its applicable procedures therefor. Senior Notes shall be redeemed in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof; provided that the remaining principal amount of any Senior Note redeemed in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.
We will provide 5 to 60 calendar days’ notice of the redemption to the registered holders of the Senior Notes. Other than as set forth above, the Senior Notes are not redeemable prior to maturity.
Neither the Trustee nor the Calculation Agent shall have any responsibility with respect to the determination of any Make-Whole Redemption Price.
Further Issuances
PNC may, from time to time, without the consent of the holders of the Senior Notes of either series, create and issue further notes having the same terms and conditions as the Senior Notes of such series that are equal in rank to the Senior Notes of such series offered by this prospectus supplement in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the further notes or except in some cases for the first payment of interest following the issue date of the further notes). These further notes may be consolidated and form a single series with the applicable series of notes of which the Senior Notes form a part and will have the same terms as to status or otherwise as the Senior Notes of such series; provided that if the further notes are not fungible with the Senior Notes of such series for U.S. federal income tax purposes, such further notes will have a separate CUSIP number.
Delivery and Form
The Senior Notes will be represented by one or more permanent global certificates (each a “Global Note” and collectively, the “Global Notes”) deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (DTC’s partnership nominee). The Senior Notes will be available for purchase in denominations of $2,000 and integral multiples of $1,000 in excess thereof in book-entry form only. Unless and until certificated Senior Notes are issued under the limited circumstances described in the accompanying prospectus, no beneficial owner of a Senior Note shall be entitled to receive a definitive certificate representing Senior Notes. So long as DTC or any successor depositary (collectively, the “Depositary”) or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Senior Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC, including Euroclear and Clearstream.
Clearance and Settlement Procedures
Initial settlement for the Senior Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

Material U.S. Federal Income Tax Consequences
The following is a summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Senior Notes by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below), but does not purport to be a complete analysis of all the potential tax consequences that may be relevant to a holder with respect to the acquisition, ownership and disposition of the Senior Notes. This summary is limited to the U.S. federal income tax consequences with respect to Senior Notes that were purchased for cash by an initial holder at their original issue and at their original “issue price” within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended (the “Code”) (i.e., at the first price at which a substantial portion of the Senior Notes is sold for cash (other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment)). This summary does not address the U.S. federal income tax consequences to subsequent purchasers of the Senior Notes. This summary assumes that the Senior Notes will be treated as debt instruments for U.S. federal income tax purposes. This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their circumstances or status, nor does it address specific tax consequences that may be relevant to particular holders (including, for example, financial institutions, broker-dealers, thrifts, real estate investment trusts, regulated investments companies, passive foreign investment corporations, foreign investment corporations, controlled foreign corporations, traders in securities that elect mark-to-market treatment, insurance companies, individual retirement accounts, qualified pension plans, investors in pass-through entities, including partnerships and Subchapter S corporations, U.S. expatriates, tax-exempt organizations, U.S. Holders that have a functional currency other than the U.S. dollar, persons subject to special tax accounting rules as a result of any item of gross income with respect to the Senior Notes being taken into account in an applicable financial statement or persons who hold Senior Notes as part of a straddle, hedge, conversion or other integrated financial transaction). In addition, this summary does not address U.S. federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction.
This summary is based upon the Code, the Treasury Regulations (the “Regulations”) promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.
We have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.
THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR HOLDERS RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SENIOR NOTES. PROSPECTIVE PURCHASERS OF THE SENIOR NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE SENIOR NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.
For purposes of the following summary, a “U.S. Holder” is a beneficial owner of Senior Notes that is, for U.S. federal income tax purposes:
•an individual who is a citizen of the United States or a resident alien of the United States;
•a corporation or other entity taxable as a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of its substantial decisions or if a valid election to be treated as a U.S. person is in effect with respect to such trust.
A “Non-U.S. Holder” is a beneficial owner of Senior Notes that is neither a U.S. Holder nor a partnership (or other pass-through entity) for U.S. federal income tax purposes.
If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds Senior Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships acquiring Senior Notes, and partners in such partnerships, should consult their own tax advisors.
U.S. Federal Income Taxation of U.S. Holders
Treatment of the Senior Notes as Variable Rate Debt Instruments. Under applicable Regulations, a debt instrument will qualify as a “variable rate debt instrument” for U.S. federal income tax purposes if (a) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified amount, (b) the debt instrument provides for stated interest, paid or compounded at least annually, at current value of a single fixed rate and one or more qualified floating rates and (c) except as described in (a) above, does not provide for any principal payments that are contingent. In general, a “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under the foregoing definition, the Senior Notes are expected to be treated as variable rate debt instruments under which all payments of stated interest are “qualified stated interest” for U.S. federal income tax purposes. Except as otherwise noted in “—Short-Term Debt Instruments” below, the remainder of this summary assumes that the Senior Notes are so treated. Potential Holders should consult their own tax advisors regarding the tax consequences to them of the Senior Notes being treated as “short-term debt instruments” as described below.
Payment of Interest. Stated interest on a Senior Note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes (except as otherwise noted in “—Short-Term Debt Instruments,” below), that the Senior Notes will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. In general, however, if the Senior Notes are issued with OID at or above a de minimis threshold, a U.S. Holder will be required to include OID in gross income, as ordinary income, under a “constant-yield method,” which may occur before the receipt of cash attributable to such income, regardless of the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
Holders should consult their own tax advisors regarding the tax consequences to them if the Senior Notes are issued (or treated as being issued) with more than a de minimis amount of OID for U.S. federal income tax purposes.
Disposition of the Senior Notes. Upon the redemption, sale, exchange or other taxable disposition of a Senior Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of all cash plus the fair market value of all other property received on such disposition (except with respect to accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and (ii) such U.S. Holder’s adjusted tax basis in the Senior Note. A U.S. Holder’s adjusted tax basis in a Senior Note generally will equal the cost of the Senior Note to such U.S. Holder, increased by any OID previously included in income with respect to the Senior Note. Any gain or loss recognized on the disposition of a Senior Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the Senior Note is more than one year. Long-term capital gain recognized by a non-corporate U.S. Holder (such as an individual) generally is subject to tax at a lower rate than short-term capital gain or ordinary income. The deductibility of capital losses is subject to significant limitations.
Short-Term Debt Instruments.
Under rules for determining OID, contingencies are assumed to occur if they are considered more likely than not to occur; furthermore, the issuer of a debt instrument is assumed to exercise an option if that option reduces the yield on the debt instrument. The parties intend to treat the Senior Fixed/Floating Notes as though such Notes will not be redeemed prior to the termination of the Make-Whole Redemption Period; however, the IRS may disagree with this treatment and instead require the Senior Fixed/Floating Notes to be treated as “short-term debt instruments” as described below.
Because the Senior Fixed/Floating Notes may be redeemed on a date that is equal to or less than one year after the issue date, the Senior Fixed/Floating Notes may be treated as “short-term debt instruments” for U.S. federal income tax purposes. Under rules applicable to short-term debt instruments, no payments of interest are considered to be payments of “qualified stated interest” for purposes of calculating OID. Accordingly, the Senior Fixed/Floating Notes would be treated as issued with OID in an amount equal the excess of (i) the “stated redemption price at maturity” of such Notes (generally, the sum of all payments due on such Notes other than qualified stated interest) over (ii) the issue price (generally, the first offering price to the public at which a substantial amount of the issue was sold), provided such amount is equal to or more than 0.25% of the stated redemption price at maturity. Noteholders who are accrual method taxpayers would be required to include in income the sum of the daily accruals of the OID for the debt instrument for each day during the taxable year (or portion thereof) in which the U.S. Holder held the debt instrument, regardless of the Holder’s method of accounting. Thus, such a U.S. Holder may be required to include OID in income in advance of the receipt of some or all of the related cash payments on the Senior Note.
A cash method U.S. Holder will not be required to include accrued OID in income unless they elect to do so, but will be required to treat any gain realized upon a taxable disposition of the short-term debt instrument as ordinary income to the extent such gain does not exceed the discount accrued with respect to the short-term debt instrument, which will be determined on a straight-line basis unless the U.S. Holder makes an election to accrue the discount under the constant-yield method, through the date of the taxable disposition. Any gain in excess of this amount will be treated as short-term capital gain. Any loss recognized will be treated as a capital loss.
U.S. Holders should consult their tax advisors regarding treatment of their Senior Fixed/Floating Notes as “short-term debt instruments.”
Net Investment Income Tax. A tax of 3.8% (the “Net Investment Income Tax”) is imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain trusts and estates. Among other items, “net investment income” generally includes gross income from interest and net gain from the disposition of certain property, including the Senior Notes, less certain related deductions. Prospective purchasers of the Senior Notes should consult their tax advisors regarding the possible implications of the Net Investment Income Tax on their particular circumstances.
Information Reporting and Backup Withholding. Information reporting generally will apply to payments of interest on the Senior Notes and to the proceeds of a sale or other taxable disposition of a Senior Note paid to a U.S. Holder unless the U.S. Holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 24%) generally will apply to such payments if the U.S. Holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. Holder’s correct taxpayer identification number and certifying that such U.S. Holder is not subject to backup withholding, or to otherwise establish an exemption.
Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided such holder timely furnishes the required information to the IRS. Prospective purchasers should consult their own tax advisors as to their qualification for an exemption from backup withholding and the procedure for obtaining an exemption. We cannot refund amounts once withheld.
We will furnish annually to the IRS, and to record holders of the Senior Notes to whom we are required to furnish such information, information relating to the amount of interest paid and the amount of backup withholding, if any, with respect to payments on the Senior Notes.

U.S. Federal Income Taxation of Non-U.S. Holders
Payment of Interest. Subject to the discussions under “—Information Reporting and Backup Withholding” and “—FATCA” below, payments of interest (including OID) on the Senior Notes to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:
•such interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment of the Non-U.S. Holder in the United States);
•the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable Regulations;
•the Non-U.S. Holder is not a bank receiving interest paid on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;
•the Non-U.S. holder is not a “controlled foreign corporation” (as defined in the Code) that is related to us (actually or constructively) through stock ownership; and
•either (a) the beneficial owner of the Senior Notes provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, that it is not a “United States person” (as defined in the Code) and providing its name and address or (b) a financial institution that holds the Senior Notes on behalf of the beneficial owner certifies to the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from the beneficial owner and provides the applicable withholding agent with a copy thereof.
If a Non-U.S. Holder cannot satisfy the requirements of the “portfolio interest exemption” described above, payments of interest made to the Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such interest is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States) and such Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or other applicable IRS form). In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a Non-U.S. Holder generally must furnish to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form). Non-U.S. Holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.
Interest (including OID) paid to a Non-U.S. Holder that is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States) generally will not be subject to U.S. federal withholding tax, provided that the Non-U.S. Holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis and at the regular U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. person. A Non-U.S. Holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Disposition of the Senior Notes. Subject to the discussions under “—Information Reporting and Backup Withholding” and “—FATCA” below, a Non-U.S. Holder will generally not be subject to U.S. federal income tax or withholding tax on any gain or income realized by a Non-U.S. Holder upon the sale, exchange, redemption or other taxable disposition of a Senior Note (except with respect to accrued but unpaid interest, which will be treated as described above under “—U.S. Federal Income Taxation of Non-U.S. Holders—Payment of Interest”) unless:
•the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or
•such gain or income is effectively connected with a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base).
Proceeds from the disposition of a Senior Note that are attributable to accrued but unpaid interest generally will be subject to, or exempt from, tax to the same extent as described above with respect to payments of interest.
Information Reporting and Backup Withholding. Generally, we must report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to such Non-U.S. Holder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides or is established pursuant to the provisions of a specific treaty or agreement with those tax authorities.
U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest paid to a Non-U.S. Holder generally will be exempt from backup withholding if the Non-U.S. Holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption.
Under Regulations, the payment of proceeds from the disposition of a note by a Non-U.S. Holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such Non-U.S. Holder’s non-U.S. status or otherwise establishes an exemption. The payment of proceeds from the disposition of Senior Notes by a Non-U.S. Holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such Non-U.S. Holder’s non-U.S. status or otherwise establishes an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder’s U.S. federal income tax liability, provided that the requisite procedures are followed. Non-U.S. Holders should consult their own tax advisors regarding their particular circumstances and the availability of and procedure for establishing an exemption from backup withholding.
FATCA. The Foreign Account Tax Compliance Act and the Regulations promulgated thereunder (“FATCA”) impose a U.S. federal withholding tax at a rate of 30% on interest payments of interest-bearing obligations, including the Senior Notes, paid to certain non-U.S. financial institutions, investment funds, and certain other non-U.S. non-financial entities if certain disclosure requirements related to direct and indirect U.S. shareholders and/or U.S. accountholders are not satisfied. While withholding under FATCA would have applied also to payments of gross proceeds from the taxable disposition (including a retirement or redemption) of a Senior Note, proposed Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Regulations until final Regulations are issued.
Prospective investors are encouraged to consult their tax advisors regarding the implications of FATCA on their investment in the Senior Notes.

Underwriting (Conflicts of Interest)
We are offering the Senior Notes described in this prospectus supplement through a number of underwriters. We have entered into an underwriting agreement with the underwriters named below. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement, the principal amount of Senior Notes listed next to its name in the following table:

Name	Principal Amount of Senior Fixed/Floating Notes	Principal Amount of Senior Floating Notes
PNC Capital Markets LLC	$588,000,000	$147,000,000
Citigroup Global Markets Inc.	300,000,000	$75,000,000
Morgan Stanley & Co. LLC	300,000,000	$75,000,000
Samuel A. Ramirez & Company, Inc.	6,000,000	$1,500,000
Siebert Williams Shank & Co., LLC	6,000,000	$1,500,000
Total	$1,200,000,000	$300,000,000
The underwriters have advised us that they are committed to purchase all the Senior Notes offered by us if they purchase any Senior Notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.
The underwriters propose to offer the Senior Fixed/Floating Notes directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of 0.075% of the principal amount of the Senior Fixed/Floating Notes. Any such dealers may resell Senior Fixed/Floating Notes to certain other brokers or dealers at a discount of up to 0.050% of the principal amount of the Senior Fixed/Floating Notes. After the initial public offering of the Senior Fixed/Floating Notes, the offering price and other selling terms may be changed by the underwriters. The underwriters propose to offer the Senior Floating Notes directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of 0.075% of the principal amount of the Senior Floating Notes. Any such dealers may resell Senior Floating Notes to certain other brokers or dealers at a discount of up to 0.050% of the principal amount of the Senior Floating Notes. After the initial public offering of the Senior Floating Notes, the offering price and other selling terms may be changed by the underwriters. The offering of the Senior Notes by the underwriter is subject to receipt and acceptance and subject to underwriters’ right to reject any order in whole or in part. Sales of Senior Notes made outside of the United States may be made by affiliates of the underwriters.
The underwriting fees are equal to the public offering price per Senior Note less the amount paid by the underwriters to us per Senior Note. The following table shows the per-note and total underwriting discounts to be paid to the underwriters.

Per Senior Fixed/Floating Note	0.150%
Per Senior Floating Note	0.150%
Total	$2,250,000
We estimate that our total expenses of this offering, including registration, filing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts, will be approximately $2,200,000.
We have agreed to indemnify the underwriters, their affiliates and each person, if any, who controls an underwriter within the meaning of either Section 15 of the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

There are currently no public trading markets for the Senior Notes. In addition, we have not applied and do not intend to apply to list the Senior Notes on any securities exchange or to have the Senior Notes quoted on a quotation system. The underwriters have advised us that they intend to make markets in the Senior Notes. However, they are not obligated to do so and may discontinue any market-making in the Senior Notes at any time in their sole discretion. Therefore, we cannot assure you that liquid trading markets for the Senior Notes will develop, that you will be able to sell your Senior Notes at a particular time, or that the price you receive when you sell will be favorable.
In connection with this offering of the Senior Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Senior Notes in the open market for the purpose of pegging, fixing, or maintaining the prices of the Senior Notes. Syndicate covering transactions involve purchases of the Senior Notes in the open market after the distribution has been completed in order to cover short positions.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discounts received by it because the representatives have repurchased Senior Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Stabilizing transactions and syndicate covering transactions, and together with the imposition of a penalty bid, may cause the prices of the Senior Notes to be higher than they would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Senior Notes in any jurisdiction where action for that purpose is required. The Senior Notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of the Senior Notes be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come to possess this prospectus supplement or the accompanying prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the Senior Notes in any jurisdiction in which such an offer or a solicitation is unlawful.
Certain of the underwriters and their affiliates have in the past provided to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Senior Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
The underwriting agreement provides that the closing will occur on October 23, 2026, which is three business days after the date of this prospectus supplement. Rule 15c6-1 under the Exchange Act generally requires that securities trades in the secondary market settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Senior Notes prior to the first business day before settlement will be required, by virtue of the fact that the Senior Notes will settle in three business days, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should also consult their own advisors in this regard.
Conflicts of Interest
Our affiliate, PNC Capital Markets LLC, is a member of FINRA and is participating in the distribution of the Senior Notes. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with Rule 5121, PNC Capital Markets LLC may not make sales in this offering to any discretionary account without the prior approval of the customer. Our affiliates, including PNC Capital Markets LLC, may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the Senior Notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.
Notices to Prospective Investors in Non-U.S. Jurisdictions
European Economic Area
The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2016/97/EU (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129 (EU) (as amended or superseded, the “Prospectus Regulation”); and an offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Senior Notes.
Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Senior Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither (i) a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (“POATRs”). For these purposes, offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide to buy or subscribe the Senior Notes. Consequently, no key information document required by the

UK PRIIPs Regulation (the “UK PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Senior Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the Financial Services and Markets Act 2000, as amended (the “FSMA”) from the requirement to publish a prospectus for offers of Senior Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
Further, this document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) any other person to whom it can otherwise be lawfully distributed (all such persons together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Senior Notes. The Senior Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Senior Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Senior Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Senior Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Canada
The Senior Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Senior Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The Senior Notes offered by this prospectus supplement have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Senior Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.
Japan
The Senior Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended). Accordingly, none of the Senior Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes offered by this prospectus supplement may not be circulated or distributed, nor may the Senior Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Senior Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
b)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, and securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Senior Notes pursuant to an offer made under Section 275 of the SFA except:
1.to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
2.where no consideration is or will be given for the transfer;
3.where the transfer is by operation of law;
4.as specified in Section 276(7) of the SFA; or

5.as specified in Regulation 32 of the Securities and Futures Regulations 2005 of Singapore.
Singapore Securities and Futures Act Product Classification – Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Senior Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Legal Matters
Certain legal matters relating to the Senior Notes offered by this prospectus supplement will be passed upon for us by Kathryn Leonard, Esq., Deputy General Counsel of PNC. Ms. Leonard beneficially owns, or has rights to acquire, an aggregate of less than 1% of PNC’s common stock. Additionally, certain tax matters relating to the offering will be passed upon for us by Winston Taylor LLP, New York, New York, special counsel to PNC. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.
Experts
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
THE PNC FINANCIAL SERVICES GROUP, INC.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Units
Warrants

We may offer and sell the securities listed above from time to time in one or more offerings. We may also issue debt securities, common stock, preferred stock or depositary shares upon the conversion, exchange or exercise of certain of the securities listed above. One or more selling security holders to be identified in the future may also offer and sell the securities listed above from time to time. This prospectus describes the general terms of these securities and the general manner in which these securities may be offered. When we sell a particular issue of securities, we will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information in this prospectus. You should read this prospectus and the applicable prospectus supplements carefully before you invest.
In addition, PNC Capital Markets LLC and other affiliates of ours may use this prospectus in market-making transactions in any of these securities after their initial sale. Our affiliates, including PNC Capital Markets LLC, have no obligation to make a market in the above referenced securities, and may discontinue their market-making activities at any time without notice in their sole discretion.
Our common stock is listed on the New York Stock Exchange under the symbol “PNC.”
Our principal executive offices are located at The Tower at PNC Plaza, 300 Fifth Avenue, Pittsburgh, PA 15222-2401, and our telephone number is 888-762-2265.

Investing in these securities involves certain risks. For a discussion of certain risks you should consider in connection with an investment in our securities, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the section entitled “Risk Factors” beginning on page 4 of this prospectus.
These securities will be our equity securities or unsecured obligations and are not savings accounts, deposits or other obligations of any bank, are not guaranteed by PNC Bank, National Association or any other bank, and are not insured by the Federal Deposit Insurance Corporation or any other insurer or government agency or instrumentality.
None of the U.S. Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 13, 2024.

ABOUT THIS PROSPECTUS
In this prospectus, “PNC”, “we”, “us” or “our” refers to The PNC Financial Services Group, Inc. excluding its consolidated subsidiaries. References to PNC and its subsidiaries on a consolidated basis are specifically made where applicable.
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer and the manner in which they will be offered. Each time we offer and sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. You should read both this prospectus and any applicable prospectus supplement together with the additional information described below in the section entitled “Where You Can Find More Information.”
The information in this prospectus is not complete and may be changed. We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We are not responsible for and can provide no assurance as to the accuracy of any other information that any other person may give you. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement, and do not constitute an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
Neither the delivery of this prospectus or the applicable prospectus supplement nor any sale made hereunder and thereunder shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus, or that the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement is correct as of any date other than the date of the applicable document or such other date provided for such information.

WHERE YOU CAN FIND MORE INFORMATION
The registration statement that contains this prospectus, including the exhibits thereto and the information incorporated by reference therein, contains additional information about us and the securities, agreements and other documents described in this prospectus. The registration statement can be read at the SEC’s website at www.sec.gov.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The reports and other information we file with the SEC are also available at our website at www.pnc.com. We have included the web addresses of the SEC and PNC as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites does not constitute part of this prospectus.
The SEC allows us to incorporate by reference the information we file with it into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC, and the information incorporated by reference is considered part of this prospectus. Any information incorporated by reference into this prospectus that we file with the SEC after the date of this prospectus will automatically update and, where applicable, supersede the information contained in this prospectus, as well as any earlier incorporated information.
This prospectus incorporates by reference the documents listed below that PNC previously filed with the SEC and any future filings that PNC makes with the SEC under Section 13(a), 13(c), 14, and 15(d) of the Exchange Act (in each case other than those documents or portions of those documents not deemed to have been filed in accordance with SEC rules) between the date of this prospectus and the later of (i) the termination of the offering of securities to be issued under the registration statement or (ii) the date on which our affiliates cease offering and selling such securities pursuant to market-making transactions pursuant to this prospectus:

Company SEC Filings	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2023
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2024, June 30, 2024 and September 30, 2024
Current Reports on Form 8-K
Filed with the SEC on January 22, 2024, February 20, 2024, March 5, 2024 (solely with respect to Item 8.01 thereof), April 16, 2024 (Film No. 24846080) (solely with respect to Item 8.01 thereof), April 29, 2024, May 14, 2024, May 24, 2024, July 23, 2024, October 21, 2024 and October 30, 2024

Description of Common Stock on Form 8-A (including any amendment or report filed with the SEC for the purpose of updating this description)	September 24, 1987
In addition, solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of PNC and that from time to time may be reoffered and resold in market-making transactions under this prospectus, this prospectus incorporates by reference the information in the prospectuses and prospectus supplements relating to those securities that were previously filed by PNC in connection with their initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus) as well as the exhibits filed as exhibits or incorporated by reference in those registration statements in respect of those securities (including the instruments governing those securities).

Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone at the following address or telephone number:
The PNC Financial Services Group, Inc.
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
Attention: Shareholder Services
Telephone: (800) 982-7652
www.computershare.com/contactus

RISK FACTORS
We are subject to a number of risks potentially impacting our business, financial condition, results of operations and cash flows. For a detailed description of the potential risks, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”), which report is incorporated by reference in this prospectus. You should also review the risk factors that will be set forth in other documents we file with the SEC after the date of this prospectus, including additional risk factors that may be set forth in any applicable prospectus supplement. See the section above entitled “Where You Can Find More Information.”

THE PNC FINANCIAL SERVICES GROUP, INC.
We are one of the largest diversified financial services companies in the U.S., headquartered in Pittsburgh, Pennsylvania. We have businesses engaged in retail banking, including residential mortgage, corporate and institutional banking, and asset management, providing many of our products and services nationally. Our retail branch network is located coast-to-coast. We also have strategic international offices in four countries outside the U.S.
We were incorporated under the laws of the Commonwealth of Pennsylvania in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, we have diversified our geographical presence, business mix and product capabilities through organic growth, strategic bank and non-bank acquisitions and equity investments, and the formation of various non-banking subsidiaries.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “PNC.”
Our principal executive offices are located at The Tower at PNC Plaza, 300 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2401, and our telephone number is (888) 762-2265.

USE OF PROCEEDS
We expect to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, without limitation, working capital, capital expenditures, investments in or advances to our existing or future subsidiaries, repayment of outstanding indebtedness, repurchases and redemptions of issued and outstanding securities of PNC and its subsidiaries (including but not limited to PNC common stock and PNC preferred stock), dividends, funding potential future acquisitions and satisfaction of other obligations. Pending our use of the net proceeds for their stated purpose, we may use the net proceeds to reduce our short-term indebtedness or for temporary investments.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that may be offered by this prospectus. These debt securities may be either senior debt securities or subordinated debt securities. The terms and provisions of any previously issued series of debt securities (including without limitation any senior debt securities issued prior to April 23, 2021 and any subordinated debt securities issued prior to June 6, 2022) differ, in some respects materially, from the general terms and provisions described below.
The senior debt securities will be issued under an indenture between us and The Bank of New York Mellon, as trustee, dated as of September 6, 2012, as supplemented by the First Supplemental Indenture, dated April 23, 2021, and as may be further amended or supplemented, which we refer to as the senior indenture. The subordinated debt securities will be issued under an indenture between us and The Bank of New York Mellon, as trustee, dated as of December 19, 2012, as supplemented by a First Supplemental Indenture, dated April 28, 2014, a Second Supplemental Indenture, dated June 6, 2022, and as may be further amended or supplemented, which we refer to as the subordinated indenture. Together, the senior indenture and the subordinated indenture are referred to as the indentures.
We have summarized the material provisions of the indentures below. The following summary does not purport to be complete and is qualified in its entirety by reference to the applicable indenture. The indentures have been filed as exhibits to the registration statement of which this prospectus is a part and have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should read the more detailed provisions of the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. The particular terms of any debt securities we offer, along with any applicable modifications of or additions to the general terms of the debt securities described in this prospectus and in the indentures, will be described in the applicable prospectus supplement. You should review both the applicable prospectus supplement and the description of the debt securities set forth in this prospectus before making an investment decision. Capitalized terms used in the below summary of the debt securities have the meanings specified in the applicable indenture.
General
The debt securities will be direct unsecured obligations of PNC. The indentures do not limit the amount of debt securities that we may issue from time to time in one or more series. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness that may be incurred or other securities that may be issued by us or our subsidiaries.
We will specify in the prospectus supplement relating to a particular series of debt securities being offered the terms relating to the offering. The terms may include:
•the title and type of the debt securities,
•the aggregate principal amount of the debt securities,
•the date or dates on which the principal of and premium, if any, on the debt securities will be payable,
•the interest rate on the debt securities or the method by which the interest rate may be determined,
•the date from which interest will accrue and the record and interest payment dates for the debt securities,
•any optional redemption provisions that would permit us or the holders of debt securities to redeem the debt securities before their final maturity,
•any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity,
•the denominations in which the debt securities shall be issued, if issued in denominations other than $1,000 and any integral multiple thereof,

•the portion of the principal amount of the debt securities that will be payable upon an acceleration of the maturity of the debt securities,
•any Events of Default, Covenant Breaches, Defaults or covenants that will apply to the debt securities that differ from those contained in the indentures including making such inapplicable or changing the remedies available to holders upon such events,
•provisions for subordination of the debt securities if different than those contained in the subordinated indenture,
•the currency or currencies in which the debt securities will be denominated, payable, redeemable or repurchaseable,
•whether the debt securities are convertible and the terms and conditions applicable to conversion, including the conversion price or rate at which shares of our common stock will be delivered, the circumstances in which such price or rate will be adjusted, the conversion period and other conversion terms and provisions,
•whether the debt securities of such series will be defeasible, and
•any other terms of such debt securities.
The indentures provide that we will issue debt securities in fully registered form. The principal of, and premium, if any, and interest on, fully registered securities will be payable at the place of payment designated for such securities and stated in the applicable prospectus supplement. We also have the right to make interest payments by check mailed to the holder at the holder’s registered address. The principal of, and premium, if any, and interest on, any debt securities in other forms will be payable in the manner and at the place or places as may be designated by us and specified in the applicable prospectus supplement.
You may exchange or transfer debt securities at the corporate trust office of the trustee for such series of debt securities or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.
We may issue debt securities with “original issue discount.” Original issue discount debt securities bear no interest or bear interest at below-market rates and will be sold below their stated principal amount. The applicable prospectus supplement will describe any special federal income tax consequences and other special considerations applicable to any securities issued with original issue discount.
Market-Making Transactions
If you purchase your debt security in a market-making transaction, you will receive information about the issue price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which PNC Capital Markets LLC or another of our affiliates resells a security that it has previously acquired from another holder. These affiliates may act as principal or agent in those transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of such sales. A market-making transaction in a particular security occurs after the original issuance and sale of the security. See “Plan of Distribution” below.
We Are a Holding Company
We are a holding company that conducts substantially all of our operations through subsidiaries. Claims of the holders of our debt securities to participate in the assets of any PNC subsidiary upon its liquidation or recapitalization will generally have a junior position to claims of creditors of the subsidiary (including, in the case of any bank subsidiary, its depositors), except to the extent that PNC may itself be a creditor with recognized claims against the subsidiary. In addition, as a holding company, we are dependent on dividends or other capital distributions from our bank subsidiaries and, to a lesser extent, our non-bank subsidiaries to fund payments related to our debt securities. Many of our subsidiaries, including our bank subsidiaries, are subject to laws that restrict dividend payments or other capital distributions or authorize regulatory bodies to prohibit or limit dividends or other capital distributions to us. Limitations on our ability to receive dividends or other capital distributions from our subsidiaries, including our bank subsidiaries, could have a material adverse effect on our liquidity and ability to fund payments related to our debt securities. For further information concerning restrictions on paying dividends, making other capital distributions or extending credit from bank subsidiaries to the parent company, see the following sections in the 2023 Form 10-K: Supervision and Regulation section in Item 1 Business, Item 1A Risk Factors, the Liquidity and Capital Management portion of the Risk Management section in Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) and Note 19 Regulatory Matters in the Notes to Consolidated Financial Statements in Item 8 Financial Statements and Supplementary Data.
Ranking of Debt Securities
Senior Debt Securities
The senior debt securities will rank equally with all unsecured senior indebtedness of PNC. There is no limitation on PNC creating, incurring or issuing additional senior indebtedness.
Subordinated Debt Securities
The subordinated debt securities will be subordinated in right of payment to all senior indebtedness of PNC and certain other company obligations.
“Senior indebtedness of PNC” means the principal of, and premium, if any, and interest on, (i) all “indebtedness for money borrowed” (as defined below) of PNC, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, except for the subordinated debt securities, specified previously issued subordinated indebtedness, trade creditor indebtedness and indebtedness that expressly states that it is subordinated in right of payment to indebtedness for borrowed money of PNC and (ii) any deferrals, renewals or extensions of any such indebtedness.
The term “indebtedness for money borrowed” means:
•any obligation of PNC, or any obligation of another person guaranteed by PNC, for the repayment of money borrowed or purchased, whether or not evidenced by bonds, debentures, notes or other written instruments,
•any off-balance sheet guarantee obligations,
•any obligation under a direct credit substitute,
•any capitalized lease obligation, and
•any deferred obligation for payment of the purchase price of any property or assets.
Unless otherwise provided for in the terms of the debt securities of any series, the subordinated debt securities will also be subordinated in right of payment to all “other company obligations” (as defined below) and will be subject to an obligation of PNC to pay any “excess proceeds” (as defined in the subordinated indenture) to creditors in respect of any unpaid “other company obligations.”
The term “other company obligations” means obligations of PNC associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts or any similar arrangements, unless the instrument by which PNC incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of PNC.
Unless otherwise provided for in the terms of the debt securities of any series, upon the liquidation, dissolution, winding up or reorganization of PNC, we must pay to the holders of all senior indebtedness of PNC the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If after we have made those payments on the senior indebtedness (i) there are amounts available for payment on the subordinated debt securities (as defined in the subordinated indenture, “excess proceeds”) and (ii) at such time any creditors in respect of “other company obligations” have not received their full payments, then we will first use such excess proceeds to pay in full all such “other company obligations” before we make any payment in respect of the subordinated debt securities. In addition, we may not make any payment on the subordinated debt securities in the event we have defaulted in the payment of the principal of, or premium, if any, or interest on, any senior indebtedness of PNC, after giving effect to any applicable grace period, or if any event of default with respect to any senior indebtedness of PNC that would give rise to a right of acceleration has occurred and is continuing, or would occur as a result of such payment on the subordinated debt securities.
The subordinated debt securities will rank equally with all other unsecured subordinated indebtedness of PNC issued under the subordinated indenture.
Because of the subordination provisions and the obligation to pay excess proceeds described above and as described more fully in the applicable prospectus supplement, in the event of insolvency of PNC, holders of the subordinated debt securities may recover less ratably than holders of senior indebtedness of PNC, creditors with respect to “other company obligations” and other creditors of PNC.
In addition, the subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding by PNC, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Act.
Certain Covenants
The indentures contain certain covenants that impose various restrictions on us. The section below provides a description of certain of these covenants, which description does not purport to be complete and is qualified in its entirety by reference to the full text of the covenants contained in the indentures.
Senior Indenture Covenants
Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank
The covenant described below is designed to ensure that, so long as any senior debt securities issued by us are outstanding, we will continue directly or indirectly to own and thus serve as the holding company for our principal subsidiary banks. When we use the term “principal subsidiary banks,” we mean each of:
•PNC Bank, National Association (“PNC Bank”),
•any other subsidiary bank the consolidated assets of which constitute 20% or more of the consolidated assets of PNC and its subsidiaries,
•any other subsidiary bank designated as a principal subsidiary bank by our board of directors (the “Board”), or
•any subsidiary that owns any voting shares or certain rights to acquire voting shares of any principal subsidiary bank, and their respective successors, provided any such successor is a subsidiary bank or a subsidiary, as appropriate.
As of the date hereof, our only principal subsidiary banks are PNC Bank and its parent, PNC Bancorp, Inc.
The senior indenture prohibits us, unless consent is obtained from the holders of a majority in principal amount of each series of senior debt securities at the time outstanding, from:
•selling or otherwise disposing of, or permitting a principal subsidiary bank to issue, voting shares or certain rights to acquire voting shares of a principal subsidiary bank,
•permitting the merger or consolidation of a principal subsidiary bank with or into any other corporation, or
•permitting the sale or other disposition of all or substantially all the assets of any principal subsidiary bank,

if, after giving effect to any one of the transactions described above and the issuance of the maximum number of voting shares issuable upon the exercise of all such rights to acquire voting shares of a principal subsidiary bank, we would own directly or indirectly less than 80% of the voting shares of such principal subsidiary bank.
These restrictions do not apply to:
•transactions required by any law, or any regulation or order of any governmental authority,
•transactions required as a condition imposed by any law, or any regulation or order of any governmental authority, to the acquisition by us, directly or indirectly, of any other corporation or entity if thereafter,
◦we would own at least 80% of the voting shares of the other corporation or entity,
◦our consolidated banking assets (as defined in the senior indenture) would be at least equal to those prior thereto, and
◦the Board shall have designated the other corporation or entity a principal subsidiary bank,
•transactions that do not reduce the percentage of voting shares of such principal subsidiary bank owned directly or indirectly by us, and
•transactions where the proceeds are invested within 180 days after such transaction in any one or more subsidiary banks.
The indenture does permit the following:
•the merger of a principal subsidiary bank with and into a principal subsidiary bank or PNC,
•the consolidation of principal subsidiary banks into a principal subsidiary bank or PNC, or
•the sale or other disposition of all or substantially all of the assets of any principal subsidiary bank to another principal subsidiary bank or PNC, so long as, in any such case in which we are not the surviving, resulting or acquiring entity, we would own, directly or indirectly, at least 80% of the voting shares of the principal subsidiary bank surviving such transaction.
This covenant only applies to senior debt securities issued by us and is not contained in the subordinated indenture.
Restriction on Liens
The purpose of the restriction on liens covenant is to preserve, for so long as any senior debt securities issued by us are outstanding, our direct or indirect interest in voting shares of principal subsidiary banks free of security interests of other creditors. The covenant permits certain specified liens and liens where the senior debt securities are equally secured. The senior indenture prohibits us and our subsidiaries, unless consent is obtained from the holders of a majority in principal amount of each series of senior debt securities at the time outstanding, from creating or permitting any liens (other than certain tax and judgment liens) upon voting shares of any principal subsidiary bank to secure indebtedness for borrowed money unless the senior debt securities are equally and ratably secured. Notwithstanding this prohibition, we may create or permit the following:
•purchase money liens and liens on voting shares of any principal subsidiary bank existing at the time such voting shares are acquired or created within 120 days thereafter,
•the acquisition of any voting shares of any principal subsidiary bank subject to liens at the time of acquisition or the assumption of obligations secured by a lien on such voting shares,
•under certain circumstances, renewals, extensions or refunding of the liens described in the two preceding bullets, and

•liens to secure loans or other extensions of credit under Section 23A of the Federal Reserve Act or any successor or similar federal law or regulation.
This covenant only applies to senior debt securities issued by us and is not contained in the subordinated indenture.
Senior and Subordinated Indenture Covenants
Consolidation or Merger
Each indenture generally permits us to consolidate with or merge into another entity, subject to certain requirements. It also permits us to convey or transfer our properties and assets substantially as an entirety, subject to certain requirements. We may consolidate with, merge into, or transfer our properties and assets substantially as an entirety to, any other corporation organized under the laws of any domestic jurisdiction if:
•the successor corporation assumes all of our obligations under the debt securities and under the applicable indenture,
•immediately after the transaction, in the case of the senior indenture, no Event of Default or Covenant Breach, and no event which, after notice or lapse of time, would become an Event of Default or Covenant Breach, exists or, in the case of the subordinated indenture, no Event of Default or Default, and no event which, after notice or lapse of time, would become an Event of Default or Default, exists, and
•certain other conditions are met.
This covenant is contained in both the senior indenture and the subordinated indenture. However, the indentures do not limit our ability to enter into a highly leveraged transaction or provide you with any special protection in the event of such a transaction. In addition, the foregoing requirements do not apply in the case of a sale, conveyance or transfer by us of all or substantially all of our assets to one or more entities that are direct or indirect subsidiaries in which we and/or one or more of our subsidiaries own more than 50% of the combined voting power. As a result, if we were to undertake such a transaction, such subsidiary or subsidiaries would not be required to assume our obligations under the debt securities, and we would remain the sole obligor on such debt securities.
Modification and Waiver
We and the trustee may modify each indenture with the consent of the holders of a majority in aggregate principal amount of outstanding debt securities of all series (voting as one class) affected by the modification; provided, however, that each affected holder must consent to any modification or amendment that:
•changes the stated maturity of any payment of principal or interest,
•reduces the principal amount of, or the premium, if any, or the interest on, such debt security,
•reduces the portion of the principal amount of an original issue discount debt security payable upon acceleration of the maturity of that debt security under applicable provisions of the indenture,
•changes the place or places where, or the currency in which, any debt security, or any premium, if any, or interest thereon, is payable,
•impairs the right of the holder to institute suit for the enforcement of any payment on or with respect to any debt security,
•adversely affects the right of the holder to convert any debt security, or
•reduces the percentage in principal amount of debt securities necessary to modify the indenture or the percentage in principal amount of outstanding debt securities necessary to waive compliance with conditions and defaults under the indenture.

We and the trustee may modify and amend each indenture without the consent of any holder of debt securities for any of the following purposes:
•to evidence the succession of another corporation to PNC,
•to provide for the acceptance of appointment of a successor trustee,
•to add to the covenants of PNC for the benefit of the holders of the debt securities,
•to cure any ambiguity, defect or inconsistency in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, if such action does not adversely affect the holders of outstanding debt securities in any material respect,
•to secure the debt securities in accordance with applicable provisions of the indenture,
•to establish conversion rights of holders,
•to establish the form or terms of the debt securities as permitted by applicable provisions of the indenture,
•to change or eliminate provisions of the indenture that apply only to a new series of debt securities,
•to add Events of Default or Defaults or Covenant Breaches,
•to eliminate or modify Events of Default or Defaults or Covenant Breaches in connection with establishing a series of debt securities, and to specify the rights and remedies of the trustee and the holders of such debt securities in connection therewith, or
•to add, change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendment to the Trust Indenture Act.
In addition, the holders of a majority in principal amount of outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance with certain covenants, including in the case of outstanding senior debt securities those described under the captions above entitled “Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank” and “Restriction on Liens.” Covenants concerning the payment of principal, premium, if any, and interest on the debt securities, compliance with the terms of the indenture, maintenance of an office or agency, and certain monies held in trust may only be waived pursuant to a supplemental indenture executed with the consent of each affected holder of debt securities as described above.
Events of Default, Covenant Breaches, Defaults and Waivers of Default
Events of Default and Covenant Breaches Under the Senior Indenture
The senior indenture defines an “Event of Default” with respect to any series of senior debt securities as being any one of the following events, unless such event is specifically deleted or modified in connection with the establishment of the senior debt securities of a particular series:
•failure to pay interest on such series for 30 days after the payment is due,
•failure to pay the principal of or premium, if any, on such series for 30 days after the payment is due,
•the occurrence of certain events relating to bankruptcy, insolvency or reorganization of PNC, and
•any other Event of Default provided with respect to such senior debt securities.
The senior indenture defines a “Covenant Breach” with respect to any series of senior debt securities as being any one of the following events:
•failure to deposit any sinking fund payment with respect to such series when due, or

•failure to perform any other covenant or agreement (other than nonpayment of principal, premium, if any, or interest, or such other failure to perform that would constitute an Event of Default under the senior indenture) with respect to such series as set forth in the indenture for 90 days after we have received written notice of the failure to perform in the manner specified with respect to such series in the senior indenture.
With respect to the senior debt securities, there is only a right of acceleration in the case of an Event of Default. There is no right of acceleration in the case of a Covenant Breach. Accordingly, payment of principal of any series of senior debt securities may be accelerated only in the case of the failure to pay the principal of, or the premium, if any, or the interest on, such series for 30 days after the payment is due, the occurrence of certain events relating to bankruptcy, insolvency or reorganization of PNC, or any other Event of Default specified for such series and with respect to which a right of acceleration of payment has been specifically provided as indicated in the applicable prospectus supplement relating to such series.
Events of Default, Covenant Breaches and Defaults Under the Subordinated Indenture
The subordinated indenture defines an Event of Default with respect to any series of subordinated debt securities as certain events involving the bankruptcy or reorganization of PNC, or any other Event of Default specified in the supplemental indenture under which such subordinated debt securities are issued or in the form of securities for such series. The subordinated indenture defines a “Default” with respect to any series of subordinated debt securities as:
•failure to pay interest on such series for 30 days after the payment is due,
•failure to pay the principal of (including any sinking fund payment) or premium, if any, on such series when due for 30 days after the payment is due,
•failure to perform any other covenant or warranty in the indenture that applies to such series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture, or
•any other Default provided with respect to such subordinated debt securities.
With respect to the subordinated debt securities, there is only a right of acceleration in the case of an Event of Default. There is no right of acceleration in the case of a Default. Accordingly, payment of principal of any series of subordinated debt securities may be accelerated only in the case of the bankruptcy or reorganization of PNC or any other Event of Default specified for such series and with respect to which a right of acceleration of payment has been specifically provided as indicated in the supplemental indenture under which such subordinated debt securities are issued.
Remedies for an Event of Default, Covenant Breach or Default
If an Event of Default occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the principal of such series (or if debt securities of that series are original issue discount securities, a specified amount of the principal) to be due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration.
If an Event of Default, Covenant Breach or Default with respect to any series of debt securities occurs and is continuing, the trustee may in its discretion proceed to protect and enforce the rights vested in it by the indenture by such appropriate judicial proceeding as the trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the indenture or in aid of the exercise of any power granted therein, or to enforce any other proper remedy. For the avoidance of doubt, the remedies available to the trustee and the holders of a series of debt securities include a right of acceleration only in the case of an Event of Default with respect to such series of debt securities.
Other than its duties in the case of an Event of Default, Covenant Breach or Default, the trustee is not obligated to exercise any of the rights or powers in the indenture at the request or direction of holders of debt securities unless such holders offer the trustee security or indemnity satisfactory to the trustee. If such indemnification is provided, then, subject to the other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to debt securities of such series.
The holder of any debt security of any series may institute any proceeding with respect to the applicable indenture or for any remedy thereunder if:
•a holder previously has given the trustee written notice of a continuing Event of Default, Covenant Breach or Default with respect to debt securities of that series,
•the holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute such proceeding and offered indemnity satisfactory to the trustee,
•the trustee has not received directions inconsistent with such request from the holders of a majority in principal amount of the outstanding debt securities of that series, and
•the trustee has not started such proceeding within 60 days after receiving the request.
The holder of any debt security will have an absolute right to receive payment of the principal of, and premium, if any, and interest on, such debt security when due, to convert such debt security, if applicable, and to institute suit to enforce any such payment.
Waiver of Default
Prior to any declaration of acceleration, the holders of a majority in principal amount of the outstanding debt securities of the applicable series may waive any past default, except a payment default or a past default in respect of a covenant or provision of the indenture which cannot be modified without the consent of the holder of each outstanding debt security affected. Upon this waiver the default will cease to exist and any Event of Default, Covenant Breach or Default arising therefrom will be deemed cured.
Collection of Indebtedness and Suits for Enforcement by Trustee
Each indenture provides that if default is made on payment of interest and continues for a 30-day period or if default is made on payment of principal of any debt security of any series and continues for a 30-day period, we will, upon demand of the trustee, pay to it, for the benefit of the holder of any such debt security, the whole amount then due and payable on such debt security for principal, premium, if any, and interest. Each indenture further provides that if we fail to pay such amount immediately upon such demand, the trustee may, among other things, institute a judicial proceeding for its collection.
Information about Defaults
Each indenture requires us to furnish annually to the trustee certificates as to the absence of any default under the applicable indenture. The subordinated indenture provides that the trustee may withhold notice to the holders of debt securities of any default (except in payment of principal, premium, if any, interest or sinking fund installment) if the trustee determines that the withholding of the notice is in the interest of those holders. For purposes of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default, Covenant Breach or Default in respect of the relevant series of debt securities.
Convertibility
The debt securities may be designated as convertible into our common stock at the option of the holder in accordance with the terms of such series. You should refer to the applicable prospectus supplement for a description of the specific conversion provisions and terms of any series of convertible debt securities that we may offer by that prospectus supplement. These terms and provisions may include:
•the title and specific designation of the convertible debt securities,

•the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price or rate, the conversion period and other conversion provisions,
•any circumstances in which the conversion price or rate will be adjusted,
•the terms and conditions on which we may, or may be required to, redeem the convertible debt securities,
•the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange, and
•any other terms of the convertible debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of the convertible debt securities.
Defeasance
We may choose to defease the debt securities in one of two ways as described below. If we have the ability to do so, we will state that in the applicable prospectus supplement.
Full Defeasance
We may terminate or “defease” our obligations under the indenture of any series of debt securities, provided that certain conditions are met, including:
•we must irrevocably deposit in trust for the benefit of all holders, a combination of U.S. dollars or U.S. government obligations, specified in the applicable prospectus supplement, that will generate enough cash to make interest, principal and any other payments on the debt securities on their applicable due dates,
•there must be a change in current federal tax law or an Internal Revenue Service (“IRS”) ruling that allows us to make the above deposit without causing you to be taxed on your security any differently than if we did not make the deposit and instead repaid the security, and
•an opinion of independent counsel shall have been delivered to the trustee to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit and termination and that if the securities are listed on the NYSE they will not be delisted.
If we ever fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. Your right to convert any convertible debt security remains after defeasance.
Covenant Defeasance
Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants relating to your debt security. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay your debt security. In order to achieve covenant defeasance, we must do the following:
•deposit in trust for the benefit of the holders of the debt securities a combination of U.S. dollars and U.S. government obligations specified in the applicable prospectus supplement, that will generate enough cash to make interest, principal and any other payments on the debt securities on their applicable due dates, and
•deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and instead repaid the debt security ourselves.

Governing Law
Each indenture provides that the debt securities issued pursuant thereto will be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, except that the rights, immunities, duties and liabilities of the trustee will be governed by New York law.
Regarding the Trustee
In the ordinary course of business, we may maintain lines of credit with one or more trustees for a series of debt securities, and the principal subsidiary banks and other subsidiary banks may maintain deposit accounts and conduct other banking transactions with one or more trustees for a series of debt securities.
Trustee’s Duty to Resign under Certain Circumstances
We may issue both senior and subordinated debt securities pursuant to the indentures described in this section. The trustee currently serves as trustee under both the indenture governing senior debt securities and the indenture governing subordinated debt securities.
Because the subordinated debt securities will rank junior in right of payment to the senior debt securities, the occurrence of a default under the indenture with respect to the subordinated debt securities or any senior debt securities could create a conflicting interest under the Trust Indenture Act with respect to any trustee who serves as trustee for both senior and subordinated debt securities.
Furthermore, upon the occurrence of a default under the indenture with respect to any series of debt securities the trustee of which maintains banking relationships with us, such trustee would have a conflicting interest under the Trust Indenture Act as a result of such business relationships. If a default has not been cured or waived within 90 days after the trustee has or acquires a conflicting interest, the trustee generally is required by the Trust Indenture Act to eliminate such conflicting interest or resign as trustee with respect to the appropriate debt securities.

DESCRIPTION OF COMMON STOCK
General
As of the date of this prospectus, we are authorized to issue 800,000,000 shares of our common stock, par value $5.00 per share.
The following summary is not complete. You should refer to the applicable provisions of the following for a complete statement of the terms and rights of the common stock:
•Our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), as amended and effective January 2, 2009, which you can find as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2008, including the statements with respect to shares pursuant to which certain outstanding series of preferred stock were issued,
•an amendment to the Articles of Incorporation, effective November 19, 2015, which you can find as Exhibit 3.1.6 to our Current Report on Form 8-K filed November 20, 2015,
•the statement with respect to shares governing our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O, which you can find as Exhibit 3.1 to our Current Report on Form 8-K filed July 27, 2011,
•the statement with respect to shares governing our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P, which you can find as Exhibit 3.1 to our Current Report on Form 8-K filed April 24, 2012,
•the statement with respect to shares governing our 5.375% Non-Cumulative Perpetual Preferred Stock, Series Q, which you can find as Exhibit 3.1 to our Current Report on Form 8-K filed September 21, 2012,
•the statement with respect to shares governing our Non-Cumulative Perpetual Preferred Stock, Series R, which you can find as Exhibit 3.1 to our Current Report on Form 8-K filed May 7, 2013,
•the statement with respect to shares governing our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series S, which you can find as Exhibit 3.1 to our Current Report on Form 8-K filed November 1, 2016,
•the statement with respect to shares governing our 3.400% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series T, which you can find as Exhibit 3.1 to our Current Report on Form 8-K filed September 13, 2021,
•the statement with respect to share governing our 6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series U, which you can find as Exhibit 3.1 to our Current Report on Form 8-K filed April 26, 2022,
•the statement with respect to shares governing our 6.200% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series V, which you can find as Exhibit 3.1 to our Current Report on Form 8-K filed August 19. 2022,
•the statement with respect to shares governing our 6.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series W, which you can find as Exhibit 3.1 to our Current Report on Form 8-K filed February 7, 2023, and
•the Pennsylvania Business Corporation Law (the “PBCL”).
Holders of common stock are entitled to one vote per share on all matters submitted to shareholders. Holders of common stock have neither cumulative voting rights nor any preemptive rights for the purchase of additional shares of any class of our stock, and are not subject to liability for further calls or assessments. The common stock does not have any sinking fund, conversion or redemption provisions.

In the event of dissolution or winding up of our affairs, holders of common stock will be entitled to share ratably in all assets remaining after payments to all creditors and payments required to be made in respect of outstanding preferred stock (including accrued and unpaid dividends thereon) have been made.
The Board may, except as otherwise required by applicable law or the rules of the NYSE, cause the issuance of authorized shares of common stock without shareholder approval to such persons and for such consideration as the Board may determine in connection with acquisitions by us or for other corporate purposes.
Computershare Trust Company, N.A., Canton, MA, is the transfer agent and registrar for our common stock. The shares of common stock are listed on the NYSE under the symbol “PNC.” The outstanding shares of common stock are, and the shares offered by this prospectus and the applicable prospectus supplement will be, validly issued, fully paid and nonassessable, and the holders of the common stock are not and will not be subject to any liability as shareholders.
Dividends and Other Payments
Holders of our common stock are only entitled to receive such dividends as the Board or a duly authorized committee thereof may declare out of funds legally available for such payments. The payment of future dividends is subject to the discretion of the Board, which will consider, among other factors, economic and market conditions, our financial condition and operating results, and other factors, including contractual restrictions and applicable government regulations and policies (such as those relating to the ability of bank and non-bank subsidiaries to pay dividends to the parent company and regulatory capital limitations).
The amount of our dividends is also currently subject to the results of the supervisory assessment of capital adequacy and capital planning processes undertaken by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and our primary bank regulator as part of the Federal Reserve’s Comprehensive Capital Analysis and Review process. The Federal Reserve has the power to prohibit us from paying dividends without its approval.
We are incorporated in Pennsylvania and governed by the PBCL. Under the PBCL, we cannot pay dividends if, after giving effect to the dividend payments, we would be unable to pay our debts as they become due in the usual course of our business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time as of which the dividend is measured, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividends.
Subject to certain important exceptions, the terms of certain of our outstanding series of preferred stock and capital securities prohibit us from declaring or paying dividends or distributions on or redeeming, purchasing, acquiring or making a liquidation payment with respect to our common stock unless all accrued and unpaid dividends for all completed dividend periods with respect to such preferred stock or capital security, as applicable, have been paid.
In addition, we have outstanding junior subordinated debentures associated with certain capital securities, the terms of which permit us to defer interest payments on the debentures for up to five years. At any time when we have deferred interest payments on these debentures or if we are aware of any event that would be an event of default under the indenture governing those securities, subject to certain important exceptions, we may not declare or pay any dividends or distributions on, redeem, purchase, acquire or a make a liquidation payment with respect to any of our common stock.
We are a holding company that conducts substantially all of our operations through subsidiaries. Dividends and other capital distributions from our bank subsidiaries and, to a lesser extent, non-bank subsidiaries are our principal source of funds to pay dividends to our shareholders. Many of our subsidiaries, including our bank subsidiaries, are subject to laws that restrict dividend payments or other capital distributions or authorize regulatory bodies to prohibit or limit dividends or other capital distributions to us. Limitations on our ability to receive dividends or other capital distributions from our subsidiaries, including our bank subsidiaries, could have a material adverse effect on our liquidity and ability to pay dividends to our shareholders, especially to the extent that we must first service any outstanding debt obligations.

Further information concerning dividend restrictions and other factors that could limit our ability to pay dividends, including restrictions on paying dividends, making other capital distributions or extending credit from bank subsidiaries to the parent company, see the following sections of the 2023 Form 10-K: Supervision and Regulation section in Item 1 Business, Item 1A Risk Factors, the Liquidity and Capital Management portion of the Risk Management section in Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Note 10 Borrowed Funds, Note 12 Equity and Note 20 Regulatory Matters in the Notes to Consolidated Financial Statements in Item 8 Financial Statements and Supplementary Data.
Other Provisions
The Articles of Incorporation and our Amended and Restated Bylaws (the “Bylaws”) contain various provisions that may discourage or delay attempts to gain control of PNC. The Bylaws include provisions:
•authorizing the Board to fix the size of the Board between five and 25 directors,
•authorizing directors to fill vacancies on the Board occurring between annual shareholder meetings, including vacancies resulting from an increase in the number of directors,
•authorizing only the Board, the Chairman of the Board or the Chief Executive Officer to call a special meeting of shareholders,
•providing advance notice requirements for director nominations and business to be properly brought before a shareholder meeting, and
•authorizing a majority of the Board to alter, amend, add to or repeal the Bylaws.
The Articles of Incorporation vest the authority to make, amend and repeal the Bylaws in the Board, subject to the power of our shareholders to change any such action.
Provisions of Pennsylvania law also could make it more difficult for a third party to acquire control of PNC or have the effect of discouraging a third party from attempting to control PNC. The PBCL allows Pennsylvania corporations to elect to either be covered or not be covered by certain “anti-takeover” provisions. We have elected in the Bylaws not to be covered by Subchapter G of Chapter 25 of the PBCL, which would otherwise enable existing shareholders of PNC in certain circumstances to block the voting rights of an acquiring person who makes or proposes to make a control-share acquisition. We have also opted out of the protection of Subchapter H of Chapter 25 of the PBCL, which would otherwise enable us to recover certain payments made to shareholders who have evidenced an intent to acquire control of PNC. However, the following provisions of the PBCL do apply to us:
•shareholders are not entitled to call a special meeting (Section 2521),
•unless the Articles of Incorporation provide otherwise (which as of the date hereof they do not), action by shareholder consent must be unanimous (Section 2524),
•shareholders are not entitled to propose an amendment to the Articles of Incorporation (Section 2535),
•certain transactions with interested shareholders (such as mergers or sales of assets between PNC and a shareholder) where the interested shareholder is a party to the transaction or is treated differently from other shareholders require approval by a majority of the disinterested shareholders (Section 2538),
•a five-year moratorium exists on certain business combinations with a 20% or more shareholder (Sections 2551-2556), and
•shareholders have a right to “put” their shares to a 20% shareholder at a “fair value” for a reasonable period after the 20% stake is acquired (Sections 2541-2547).
In addition, in certain instances the ability of the Board to issue authorized but unissued shares of common stock and preferred stock may have an anti-takeover effect.

The existence of the above provisions could result in PNC being less attractive to a potential acquirer, or result in our shareholders receiving less for their shares of common stock than otherwise might be available if there is a takeover attempt.
The ability of a third party to acquire PNC is also limited under applicable banking regulations. The Bank Holding Company Act of 1956 (the “Bank Holding Company Act”) requires any “bank holding company” (as defined in the Bank Holding Company Act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our voting securities. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our voting securities under the Change in Bank Control Act of 1978. Any person (other than an individual) that seeks to acquire 25% or more of our voting securities, control one third or more of PNC’s total equity (as defined under the regulations implementing the Bank Holding Company Act), or that would own or control more than 5% of our voting securities and have other relationships that would, pursuant to Federal Reserve regulations or rulings, provide the holder a “controlling influence” over PNC, also must obtain the prior approval of the Federal Reserve under the Bank Holding Company Act and, if approved, is then subject to regulation as a bank holding company under the Bank Holding Company Act. Furthermore, while we do not have a shareholder rights plan currently in effect, under Pennsylvania law the Board can adopt a shareholder rights plan without stockholder approval. If adopted, a shareholder rights plan could result in substantial dilution to a person or group that attempts to acquire PNC on terms not approved by the Board.

DESCRIPTION OF PREFERRED STOCK
This section describes the general terms and provisions of our preferred stock that may be offered by this prospectus, as well as the specific terms of our outstanding series of preferred stock and certain terms of our authorized but unissued series of preferred stock. The applicable prospectus supplement will describe the specific terms of the series of preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Articles of Incorporation and any statements with respect to shares for any series of preferred stock. You should read the Articles of Incorporation, which includes the designations relating to each series of preferred stock.
Our affiliates may resell shares of preferred stock after their initial issuance in market-making transactions. We describe these transactions above under “Description of Debt Securities—General—Market-Making Transactions.”
General
Our authorized capital stock includes 20,000,000 shares of preferred stock, par value $1.00 per share, as reflected in the Articles of Incorporation. The Board is authorized without further shareholder action to cause the issuance of additional shares of preferred stock in one or more series, each with the preferences, limitations, designations, conversion or exchange rights, voting rights, dividend rights, redemption provisions, voluntary and involuntary liquidation rights and other rights as the Board or duly authorized committee thereof may determine at the time of issuance.
The rights of the holders of our common stock are subject to any rights and preferences of the outstanding series of preferred stock and any preferred stock offered by this prospectus. In addition, the rights of the holders of our common stock and any outstanding series of our preferred stock would be subject to the rights and preferences of any additional shares of preferred stock, or any series thereof, which might be issued in the future.
Unless we receive the consent of the holders of at least two-thirds of the outstanding shares of preferred stock of all series, we will not:
•create or increase the authorized number of shares of any class of stock ranking senior to the preferred stock as to dividends or assets, or
•change the preferences, qualifications, privileges, limitations, restrictions or special or relative rights of the preferred stock in any material respect adverse to the holders of the preferred stock.
Terms of Preferred Stock
The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, the shares of each series of preferred stock will upon issuance rank on parity in all respects with our currently existing series of preferred stock, described below, and each other series of our preferred stock outstanding at that time. Holders of the preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by us. Unless otherwise specified in the applicable prospectus supplement, Computershare Trust Company, N.A., Canton, MA, will be the transfer agent and registrar for the preferred stock.
Because we are a holding company, our rights and the rights of holders of our securities, including the holders of preferred stock, to participate in the assets of any PNC subsidiary upon its liquidation or recapitalization will be subject to the prior claims of such subsidiary’s creditors and preferred shareholders, except to the extent we may be a creditor with recognized claims against such subsidiary or a holder of preferred shares of such subsidiary.
We may elect to offer depositary shares evidenced by depositary receipts. If we so elect, each depositary share will represent a fractional interest (to be specified in the prospectus supplement relating to the particular series of preferred stock) in a share of a particular series of preferred stock issued and deposited with a depositary (as defined below). For a further description of the depositary shares, you should read “Description of Depositary Shares” below.

Dividends and Other Payments
The holders of the preferred stock will be entitled to receive dividends, if declared by the Board or a duly authorized committee thereof. The applicable prospectus supplement will specify the dividend rate and the dates on which dividends will be payable. The rate may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used for determining the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates fixed by the Board or a duly authorized committee thereof. We may pay dividends in the form of cash or preferred stock (of the same or a different series) or common stock of PNC, in each case as specified in the applicable prospectus supplement.
Any series of preferred stock will, with respect to the priority of payment of dividends, rank senior to all classes of common stock and any class of preferred stock we issue that specifically provides that it will rank junior to such preferred stock in respect to dividends, whether or not the preferred stock is designated as cumulative or noncumulative.
The applicable prospectus supplement will state whether dividends on any series of preferred stock are cumulative or noncumulative. If the Board or a duly authorized committee thereof does not declare a dividend payable on any noncumulative preferred stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not the Board or a duly authorized committee thereof declares a dividend on that series of preferred stock for any future dividend period. Dividends on any cumulative preferred stock will accrue from the date of issuance or the date specified in the applicable prospectus supplement.
Under the Articles of Incorporation, so long as any shares of any series of cumulative preferred stock (including our Series B Preferred Stock (as defined below)) remain outstanding, the Board will not declare and pay a dividend on our common stock or on any class or series of our stock ranking subordinate as to dividends to such series of preferred stock (other than dividends payable in our common stock or in any class or series of our stock ranking subordinate as to dividends and assets to such series), until dividends (to the extent cumulative) for all past dividend periods on all outstanding shares of such series have been paid, or declared and set apart for payment, in full. In addition, under the provisions of our outstanding Series S, Series T, Series U, Series V and Series W Preferred Stock, the Board will not declare and pay a dividend (subject to certain exceptions) on our common stock or on any class or series of our stock ranking subordinate as to dividends to such series of preferred stock if we have not declared a current dividend on all such series of preferred stock, as described below under “Summary of Key Terms of Outstanding Preferred Stock—Series S, Series T, Series U, Series V and Series W Preferred Stock—Dividends.” If we do not pay in full dividends for any dividend period on all shares of preferred stock ranking equally as to dividends, all such shares will participate ratably in the payment of dividends for that period in proportion to the full amounts of dividends to which they are entitled.
Subject to certain important exceptions, the terms of certain of our outstanding series of capital securities prohibit us from declaring or paying dividends or distributions on or redeeming, purchasing, acquiring or making a liquidation payment with respect to our preferred stock unless all accrued and unpaid dividends for all completed dividend periods with respect to such capital security have been paid.
In addition, we have outstanding junior subordinated debentures associated with certain capital securities, the terms of which permit us to defer interest payments on the debentures for up to five years. At any time when we have deferred interest payments on these debentures or if we are aware of any event that would be an event of default under the indenture governing those securities, subject to certain important exceptions, we may not declare or pay any dividends or distributions on, redeem, purchase, acquire or make a liquidation payment with respect to any of our preferred stock.
We are a holding company that conducts substantially all of our operations through subsidiaries. Dividends and other capital distributions from our bank subsidiaries and, to a lesser extent, non-bank subsidiaries are our principal source of funds for payment of dividends to holders of preferred stock. Many of our subsidiaries, including our bank subsidiaries, are subject to laws that restrict dividend payments or other capital distributions or authorize regulatory bodies to prohibit or limit dividends or other capital distributions to us. Limitations on our ability to receive dividends or other capital distributions from our subsidiaries, including our bank subsidiaries, could have a material adverse effect on our liquidity and ability to pay dividends on our preferred stock, especially to the extent that we must first service any outstanding debt obligations.
For further information concerning dividend restrictions and other factors that could limit our ability to pay dividends, including restrictions on paying dividends, making other capital distributions or extending credit from bank subsidiaries to the parent company, see the following sections of the 2023 Form 10-K: Supervision and Regulation section in Item 1 Business, Item 1A Risk Factors, the Liquidity and Capital Management portion of the Risk Management section in Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Note 9 Borrowed Funds, Note 11 Equity and Note 19 Regulatory Matters in the Notes to Consolidated Financial Statements in Item 8 Financial Statements and Supplementary Data.
Voting
Under the Articles of Incorporation and Pennsylvania law, holders of our preferred stock have the voting rights described below. Except as described below or as may be fixed and determined by the Board with respect to a particular series of preferred stock and described in the applicable prospectus supplement, or as may be otherwise required by applicable law, the holders of preferred stock offered by this prospectus will not be entitled to vote.To the extent holders of preferred stock are granted voting rights, such holders and the holders of common stock vote together as one class, except as otherwise required by law or provided by the Board and described in the applicable prospectus supplement. We are not required to obtain any consent of the holders of preferred stock of a given series in connection with the authorization, designation, increase or issuance of any shares of preferred stock that rank junior or equal to the preferred stock of such series with respect to dividends and liquidation rights.
Voting Rights under Articles of Incorporation – Right to Elect Two Directors upon Nonpayment. If we fail to pay, or declare and set apart for payment, dividends on outstanding shares of preferred stock of a series for six quarterly dividend periods, or their equivalent, whether or not consecutive, the number of directors on the Board will be increased by two at the first annual meeting of shareholders held thereafter, and at such meeting and each subsequent annual meeting until cumulative dividends payable for all past dividend periods and continuous noncumulative dividends for at least one year on all outstanding shares of preferred stock of such series entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of outstanding shares of preferred stock of all series will have the right, voting together as a class, to elect such two additional directors to the Board to hold office for a term of one year. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the two additional directors so elected will terminate and the number of directors on the Board will be reduced by two, and such voting rights of the holders of shares of preferred stock will end, subject to an increase in the number of directors on the Board as described above and the revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, or their equivalent, whether or not consecutive, as described above.
Under interpretations adopted by the Federal Reserve or its staff, if the holders of preferred stock of any series become entitled to vote for the election of directors because dividends on such series are in arrears as described above, that series may then be deemed a “class of voting securities” and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over PNC) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, when the series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve to acquire more than 5% of that series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve to acquire 10% or more of that series.

Voting Rights under Pennsylvania Law. The PBCL attaches mandatory voting rights to preferred stock in connection with certain amendments to the Articles of Incorporation, under which the holders of preferred stock of a particular series would be entitled to vote as a class if the amendment would:
•authorize the Board to fix and determine the relative rights and preferences, as between series, of any preferred or special class,
•make any change in the preferences, limitations or special rights (other than preemptive rights or the right to vote cumulatively) of the shares of a class or series adverse to the class or series,
•authorize a new class or series of shares having a preference as to dividends or assets which is senior to the shares of a class or series,
•increase the number of authorized shares of any class or series having a preference as to dividends or assets which is senior in any respect to the shares of a class or series, or
•make the outstanding shares of a class or series redeemable by a method that is not pro rata or by lot or otherwise equitable.
Holders of outstanding shares of preferred stock are also entitled under Pennsylvania law to vote as a class on a plan of merger that effects any change in the Articles of Incorporation if the holders would have been entitled to a class vote under the statutory provision relating to the adoption of articles amendments discussed above.
Liquidation of PNC
In the event of the voluntary or involuntary liquidation, dissolution or winding up of PNC, the holders of each outstanding series of preferred stock will be entitled to receive liquidating distributions before any distribution of assets is made to the holders of our common stock or any other class or series of shares ranking junior to that series, in the amount fixed by the Board for that series and described in the applicable prospectus supplement, plus, if dividends on that series are cumulative, accrued and unpaid dividends (to the extent cumulative). Holders of shares of outstanding series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidating distribution. In addition, our preferred stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd Frank Act.
In any such distribution, if the assets of PNC are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of shares of each outstanding series of preferred stock and all holders of parity stock, the amounts paid to the holders of shares of each outstanding series of preferred stock and any parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of shares of each outstanding series of preferred stock and any parity stock, the holders of our junior stock shall be entitled to receive all remaining assets of PNC according to their respective rights and preferences.
Subject to certain important exceptions, the terms of certain of our outstanding capital securities prohibit us from making a liquidation payment with respect to our preferred stock unless all accrued and unpaid dividends for all completed dividend periods with respect to that capital security have been paid.
In addition, we have outstanding junior subordinated debentures associated with certain capital securities, the terms of which permit us to defer interest payments on the debentures for up to five years. At any time when we have deferred interest payments on these debentures or if we are aware of any event that would be an event of default under the indenture governing those securities, subject to certain important exceptions, we may not make a liquidation payment with respect to any of our preferred stock.
For purposes of this section, neither the merger or consolidation of PNC with any other entity, including a merger or consolidation in which the holders of outstanding series of our preferred stock receive cash, securities or property for their shares, nor the sale, lease or exchange of all or substantially all of the assets of PNC for cash, securities or other property, shall constitute a liquidation, dissolution or winding up of PNC.

Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the preferred stock, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.
Redemption by PNC
We may redeem the whole or any part of the preferred stock at the times and at the amount for each share set forth in the applicable prospectus supplement.
We may acquire preferred stock from time to time at the price or prices that we determine. If cumulative dividends, if any, payable for all past quarterly dividends on all outstanding shares of preferred stock entitled to cumulative dividends have not been paid, or declared and set apart for payment, in full, we may not acquire preferred stock except in accordance with an offer made in writing or by publication to all holders of record of shares of preferred stock.
Subject to certain important exceptions, the terms of certain of our outstanding capital securities prohibit us from redeeming our preferred stock unless all accrued and unpaid dividends for all completed dividend periods with respect to that capital security have been paid.
In addition, we have outstanding junior subordinated debentures associated with certain capital securities, the terms of which permit us to defer interest payments on the debentures for up to five years. At any time when we have deferred interest payments on these debentures or if we are aware of any event that would be an event of default under the indenture governing those securities, subject to certain important exceptions, we may not redeem any of our preferred stock.
Redemption of preferred stock is generally subject to compliance with applicable regulatory capital rules, including any applicable approvals.
Conversion
The applicable prospectus supplement may set forth the rights, if any, of a holder of preferred stock to convert such preferred stock into our common stock or any other class of our capital securities.
Outstanding Preferred Stock
We have seven outstanding series of preferred stock, with the following amounts outstanding as of December 2, 2024:
•423 shares of $1.80 Cumulative Convertible Preferred Stock, Series B, with a per share liquidation preference of $40.00 (“Series B Preferred Stock”) (38,542 authorized),
•5,250 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series S, with a per share liquidation preference of $100,000 (“Series S Preferred Stock”) (5,250 authorized),
•15,000 shares of 3.400% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series T, with a per share liquidation preference of $100,000 (“Series T Preferred Stock”) (15,000 authorized),
•10,000 shares of 6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series U, with a per share liquidation preference of $100,000 (“Series U Preferred Stock”) (10,000 authorized),
•12,500 shares of 6.200% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series V, with a per share liquidation preference of $100,000 (“Series V Preferred Stock”) (12,500 authorized), and
•15,000 shares of 6.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series W, with a per share liquidation preference of $100,000 (“Series W Preferred Stock”) (15,000 authorized).

As of the date of this prospectus, the following authorized and issued preferred stock has been redeemed and is no longer outstanding:
•98,583 shares of $1.80 Cumulative Convertible Preferred Stock, Series A, with a per share liquidation preference of $40.00 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),
•1,433,935 shares of $1.60 Cumulative Convertible Preferred Stock, Series C, with a per share liquidation preference of $20.00 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),
•1,766,140 shares of $1.80 Cumulative Convertible Preferred Stock, Series D, with a per share liquidation preference of $20.00 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),
•338,100 shares of $2.60 Cumulative Nonvoting Preferred Stock, Series E, with a per share liquidation preference of $27.75 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),
•6,000,000 shares of Fixed/Adjustable Rate Noncumulative Preferred Stock, Series F, with a per share liquidation preference of $50.00 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),
•50,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series K, with a per share liquidation preference of $10,000 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),
•1,500 shares of 9.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series L, with a per share liquidation preference of $100,000 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),
•5,001 shares of Non-Cumulative Perpetual Preferred Stock, Series M, with a per share liquidation preference of $100,000 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),
•10,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O, with a per share liquidation preference of $100,000 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),
•15,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P, with a per share liquidation preference of $100,000 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),
•4,800 shares of 5.375% Non-Cumulative Perpetual Preferred Stock, Series Q, with a per share liquidation preference of $100,000 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock), and
•5,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series R, with a per share liquidation preference of $100,000 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock).
Additionally, the Series N Preferred Stock issued under the TARP Capital Purchase Program has been redeemed, the Series G Junior Participating Preferred Stock authorized in connection with our expired rights plan was never issued, we have redeemed all of the PNC Preferred Funding Trust II and Trust III securities that had been exchangeable into Series I and Series J Preferred Stock, respectively, and we have redeemed the Series A Preferred Stock of PNC REIT Corp. that had been exchangeable into Series H Preferred Stock.

Computershare Trust Company, N.A., Canton, MA, is transfer agent and registrar for all outstanding series of preferred stock.
Summary of Key Terms of Outstanding Preferred Stock
The following is a summary of certain terms of our outstanding preferred stock. To the extent not included in the table, we have also described certain aspects of our outstanding preferred stock below.

Preferred Series	Annual Dividend Rate	Cumulative Dividend	Conversion Rate	Voting Right (Based on Conversion Rate)	Liquidation Value per Share	Redeemable
B	$1.80	Yes	1 preferred: 8 common	Yes	$40	No
S	(1)	No	None	(1)	$100,000	(1)
T	(1)	No	None	(1)	$100,000	(1)
U	(1)	No	None	(1)	$100,000	(1)
V	(1)	No	None	(1)	$100,000	(1)
W	(1)	No	None	(1)	$100,000	(1)
__________________
(1)See discussion of particular terms for this series of preferred stock below.
Series B Preferred Stock
Holders of outstanding Series B Preferred Stock are entitled to cumulative dividends at the annual rate set forth in the table under “Summary of Key Terms of Outstanding Preferred Stock” above, which are payable quarterly when and as declared by the Board.
Holders of outstanding Series B Preferred Stock have the voting rights described above under “Terms of Preferred Stock—Voting.” In addition, holders of outstanding Series B Preferred Stock are entitled to a number of votes equal to the number of full shares of common stock into which their preferred stock is convertible.
Holders of outstanding Series B Preferred Stock currently are entitled to the conversion privileges set forth in the table under “Summary of Key Terms of Outstanding Preferred Stock” above. Series B Preferred Stock is convertible into our common stock (unless called for redemption and not converted within the time allowed therefor) at any time at the option of the holder. No adjustment will be made for dividends on preferred stock converted or on common stock issuable upon conversion. The conversion rate of Series B Preferred Stock will be adjusted in certain events, including payment of stock dividends on, or splits or combinations of, the common stock or issuance to holders of common stock of rights to purchase common stock at a price per share less than 90% of current market price as defined in the Articles of Incorporation. Appropriate adjustments in the conversion provisions also will be made in the event of certain reclassifications, consolidations or mergers or the sale of substantially all of the assets of PNC.
The Series B Preferred Stock is not redeemable nor entitled to the benefit of any retirement or sinking fund to be applied to the purchase or redemption of such shares.
Series B Preferred Stock is currently traded in the over-the-counter market.
Series S, Series T, Series U, Series V and Series W Preferred Stock
Dividends
Dividends on shares of the Series S, Series T, Series U, Series V and Series W Preferred Stock are not mandatory. Holders of such series of preferred stock are entitled to receive, when, as, and if declared by the Board or a duly authorized committee thereof, out of assets legally available for the payment of dividends under Pennsylvania law, non-cumulative cash dividends based on the liquidation preference of such series of preferred stock at a rate equal to:
•In the case of the Series S Preferred Stock, 5.000% per annum for each semi-annual dividend period from the issue date of the depositary shares to, but excluding, November 1, 2026, payable in arrears on May 1 and November 1 of each year, and adjusted three-month CME Term SOFR plus a spread of 3.30% per annum for each quarterly dividend period from November 1, 2026 through the redemption date of the Series S Preferred Stock, if any, payable in arrears on February 1, May 1, August 1 and November 1 of each year. Adjusted three-month CME Term SOFR is equal to three-month CME Term SOFR plus 0.26161%.
•In the case of the Series T Preferred Stock, 3.400% per annum for each quarterly dividend period from the issue date of the depositary shares to, but excluding, September 15, 2026, and the five-year U.S. Treasury rate (determined for each five-year reset period as described in the statement with respect to shares for the Series T Preferred Stock) plus a spread of 2.595% per annum for each quarterly dividend period from September 15, 2026 through the redemption date of the Series T Preferred Stock, if any, payable in arrears on March 15, June 15, September 15 and December 15 of each year.
•In the case of the Series U Preferred Stock, 6.000% per annum for each quarterly dividend period from the issue date of the depositary shares to, but excluding, May 15, 2027, and the five-year U.S. Treasury rate (determined for each five-year reset period as described in the statement with respect to shares for the Series U Preferred Stock) plus a spread of 3.000% per annum for each quarterly dividend period from May 15, 2027 through the redemption date of the Series U Preferred Stock, if any, payable in arrears on February 15, May 15, August 15 and November 15 of each year.
•In the case of the Series V Preferred Stock, 6.200% per annum for each quarterly dividend period from the issue date of the depositary shares to, but excluding, September 15, 2027, and the five-year U.S. Treasury rate (determined for each five-year reset period as described in the statement with respect to shares for the Series V Preferred Stock) plus a spread of 3.238% per annum for each quarterly dividend period from September 15, 2027 through the redemption date of the Series V Preferred Stock, if any, payable in arrears on March 15, June 15, September 15 and December 15 of each year.
•In the case of the Series W Preferred Stock, 6.250% per annum for each quarterly dividend period from the issue date of the depositary shares to, but excluding, May 15, 2030, and the seven-year U.S. Treasury rate (determined for each seven-year reset period as described in the statement with respect to shares for the Series W Preferred Stock) plus a spread of 2.808% per annum for each quarterly dividend period from March 15, 2030 through the redemption date of the Series W Preferred Stock, if any, payable in arrears on March 15, June 15, September 15 and December 15 of each year.
In the event we issue additional shares of any such series of preferred stock after the original issue date, dividends on such shares will accrue from the original issue date of such additional shares, or in the case of the Series T, Series U, Series V and Series W Preferred Stock, if such additional shares are issued after the first dividend payment date for such series of preferred stock, dividends on such additional shares will accrue from the date on which such shares are issued (if it is a dividend payment date) or the dividend payment date next preceding the date on which such shares are issued.
A dividend period for any such series of preferred stock is the period from and including a dividend payment date to, but excluding, the next dividend payment date. Dividends payable on any such series of preferred stock for the period in which the interest rate is fixed, and in the case of the Series T, Series U, Series V and Series W Preferred Stock, also for the period in which the interest rate is based on the five-year U.S. Treasury rate in the case of the Series T, Series U and Series V Preferred Stock and the seven-year U.S. Treasury rate in the case of the Series W Preferred Stock, are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on any such series of preferred stock for any period in which the interest rate is based on adjusted three-month CME Term SOFR will be computed based on the actual number of days in a dividend period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on any such series of preferred stock will cease to accrue on the redemption date, if any, as described below under “Redemption by PNC,” unless we default in the payment of the redemption price of the shares called for redemption.
Dividends on shares of Series S, Series T, Series U, Series V and Series W Preferred Stock are not cumulative. Accordingly, if the Board or a duly authorized committee thereof does not declare a dividend payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on such series of preferred stock are declared for any future dividend period.
During a dividend period with respect to each of the Series S, Series T, Series U, Series V and Series W Preferred Stock, so long as any share of such series remains outstanding, unless in each case of clause (i) through (iii) below the full dividends for the preceding dividend period on all outstanding shares of Series S, Series T, Series U, Series V or Series W Preferred Stock, as applicable, have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside, (i) no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock (other than (a) a dividend payable solely in such junior stock or (b) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan), (ii) no shares of junior stock will be repurchased, redeemed or otherwise acquired for consideration by us (other than (a) as a result of a reclassification of such junior stock for or into other junior stock, (b) the exchange or conversion of one share of such junior stock for or into another share of junior stock, (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (d) purchases, redemptions or other acquisitions of shares of such junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (e) purchases of shares of such junior stock pursuant to a contractually binding requirement to buy such junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, or (f) the purchase of fractional interests in shares of such junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us, and (iii) no shares of parity stock will be repurchased, redeemed or otherwise acquired for consideration by us other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the applicable series of preferred stock and such parity stock, except by conversion into or exchange for junior stock.
As used in this description, (i) “junior stock” means our common stock and any other class or series of our stock hereafter authorized over which the Series S, Series T, Series U, Series V or Series W Preferred Stock, as applicable, has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of PNC and (ii) “parity stock” means any other class or series of our stock that ranks on parity with the Series S, Series T, Series U, Series V or Series W Preferred Stock, as applicable, in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of PNC. The following series of preferred stock are considered parity stock: Series B, Series S, Series T, Series U, Series V and Series W Preferred Stock.
When dividends are not paid in full upon the shares of Series S, Series T, Series U, Series V or Series W Preferred Stock, as applicable, and any parity stock, all dividends declared upon shares of such series of preferred stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for such series of preferred stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other for the then-current dividend period.
Dividends on the Series S, Series T, Series U, Series V and Series W Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with the laws and regulations applicable to us, including applicable regulatory capital rules.
Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board or a duly authorized committee thereof, may be declared and paid on our common stock and any other stock ranking equally with or junior to any of the Series S, Series T, Series U, Series V or Series W

Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series S, Series T, Series U, Series V and Series W Preferred Stock shall not be entitled to participate in any such dividend.
Voting
Except as described above under “Terms of Preferred Stock—Voting” and under “Other Voting Rights for the Series S, Series T, Series U, Series V and Series W Preferred Stock” below, or as otherwise required by applicable law, the holders of the Series S, Series T, Series U, Series V and Series W Preferred Stock have no voting rights.
Other Voting Rights for the Series S, Series T, Series U, Series V and Series W Preferred Stock.
So long as any shares of the Series S, Series T, Series U, Series V or Series W Preferred Stock, as applicable, remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the series, voting separately as a class, shall be required to:
•authorize, increase the authorized amount of or issue shares of any class or series of stock ranking senior to such series of preferred stock with respect to dividends or the distribution of assets upon liquidation, dissolutions or winding up of PNC,
•issue any obligation or security convertible into or evidencing the right to purchase any class or series of stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of PNC,
•amend the provisions of the Articles of Incorporation so as to adversely affect the powers, preferences, privileges or rights of such series of preferred stock, taken as a whole, provided, however, that any increase in the amount of the authorized or issued shares of such series of preferred stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to such series of preferred stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of PNC will not be deemed to adversely affect the powers, preferences, privileges or rights of such series of preferred stock, or
•consolidate with or merge into any other entity unless (i) the shares of such series of preferred stock outstanding at the time of such consolidation or merger are converted into or exchanged for preference securities having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of such series of preferred stock, taken as a whole, or (ii) in the case of the Series T, Series U, Series V and Series W Preferred Stock only, such shares remain outstanding.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series S, Series T, Series U, Series V or Series W Preferred Stock, as applicable, shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of such series of preferred stock to effect such redemption.
Redemption. The Series S, Series T, Series U, Series V and Series W Preferred Stock are not subject to any mandatory redemption, sinking fund or other similar provisions, and the holders of such series of preferred stock have no right to require the redemption or repurchase of such series of preferred stock (or any depositary shares representing such series of preferred stock).
Subject to the limitations described under “Terms of Preferred Stock—Redemption by PNC,” we may redeem the Series S, Series T, Series U, Series V and Series W Preferred Stock as described below.
The Series S Preferred Stock is redeemable at our option, in whole or in part, from time to time, on any dividend payment date on or after November 1, 2026, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The Series T Preferred Stock is redeemable at our option, in whole or in part, from time to time, on any dividend payment date on or after September 15, 2026, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.
The Series U Preferred Stock is redeemable at our option, in whole or in part, from time to time, on any dividend payment date on or after May 15, 2027, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.
The Series V Preferred Stock is redeemable at our option, in whole or in part, from time to time, on any dividend payment date on or after September 15, 2027, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.
The Series W Preferred Stock is redeemable at our option, in whole or in part, from time to time, on any dividend payment date on or after March 15, 2030, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.
We may redeem shares of the Series S, Series T, Series U, Series V or Series W Preferred Stock at any time within 90 days following the occurrence of a regulatory capital treatment event (as defined below), in whole but not part, at a redemption price equal to $100,000 per share of preferred stock (equivalent to $1,000 per depositary share in the case of the Series S, Series T, Series U, Series V and Series W Preferred Stock and $25.00 per depositary share in the case of the Series P Preferred Stock), plus any declared and unpaid dividends, and in the case of the Series S Preferred Stock any accrued and unpaid dividends on the shares of preferred stock called for redemption up to the redemption date, or in the case of the Series T, Series U, Series V and Series W Preferred Stock, an amount equal to the partial dividend that would have accrued from the prior scheduled dividend payment date to the redemption date. A “regulatory capital treatment event” means the good faith determination by us that as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the applicable series of preferred stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the applicable series of preferred stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the applicable series of preferred stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of the shares of the applicable series of preferred stock then outstanding as “additional Tier 1 capital” (or its equivalent) for purposes of the regulatory capital rules of the Federal Reserve (or, as and if applicable, the regulatory capital regulations of any appropriate successor federal banking agency), as then in effect and applicable, for as long as any share of the applicable series of preferred stock is outstanding.
Redemption of the Series S, Series T, Series U, Series V or Series W Preferred Stock, as applicable, is subject to our receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve applicable to the redemption of such series of preferred stock.
Conversion
The Series S, Series T, Series U, Series V and Series W Preferred Stock are not entitled to any conversion privileges.

DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer fractional interests in the preferred stock, rather than whole shares of preferred stock. If we do so, we will provide for the issuance by a depositary to the public of receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. We will specify that fraction in the applicable prospectus supplement.
The shares of any series of preferred stock represented by the depositary shares will be deposited pursuant to a deposit agreement between us and a depositary selected by us. The depositary will be a bank or trust company and will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented thereby, including any dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. If you purchase the fractional interests in the preferred stock represented by the depositary shares, you will receive depositary receipts as described in the applicable prospectus supplement.
Our affiliates may resell depositary shares after their initial issuance in market-making transactions. We describe these transactions above under “Description of Debt Securities—General—Market-Making Transactions.”
Dividends and Other Distributions
The depositary will distribute any cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares held by the holders.
If we make a distribution other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless the depositary determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all of the outstanding depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed pro rata or by lot as may be determined by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of preferred stock.
Depositary shares called for redemption will no longer be outstanding after the applicable redemption date, and all rights of the holders of such depositary shares will cease, except the right to receive any money or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of depositary shares representing shares of such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the preferred stock represented by such depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing such preferred stock, it will not vote the amount of the preferred stock represented by such depositary shares.
Conversion of Preferred Stock
If a series of preferred stock represented by the depositary shares is convertible into shares of our common stock or any other class of our capital securities, we will accept the delivery of depositary receipts to convert such preferred stock using the same procedures as those for delivery of certificates for such preferred stock. If the depositary shares represented by a depositary receipt are to be converted in part only, the depositary will issue a new depositary receipt or depositary receipts for the depositary shares that are not converted.
Amendment and Termination of the Deposit Agreement
We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Except as may be otherwise provided in the applicable deposit agreement, we or the depositary may terminate the deposit agreement only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up of PNC.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, all withdrawals of shares of preferred stock by holders of depositary shares, and any redemption or exchange of the preferred stock at our option. Holders of depositary shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time by delivering to the depositary notice of such removal. Any such resignation or removal will take effect only upon the appointment of a successor depositary and such successor depositary’s acceptance of its appointment. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.
Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to appear in, prosecute or defend any action, suit or other legal proceeding relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. Both we and the depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of preferred stock or depositary shares or other persons believed by us in good faith to be competent, and on any written notice, request, direction or document believed by us to be genuine and to have been signed or presented by the proper party or parties. The depositary may also rely on information provided by us.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of:
•our debt securities, common stock, preferred stock or depositary shares, or
•securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above.
The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
•whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts,
•whether the purchase contracts are to be prepaid or not,
•whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock,
•any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts,
•the terms of any purchase contracts,
•United States federal income tax considerations relevant to the purchase contracts, and
•whether the purchase contracts will be issued in fully registered or global form.
The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.
Our affiliates may resell purchase contracts after their initial issuance in market-making transactions. We describe these transactions above under “Description of Debt Securities—General—Market-Making Transactions.”

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement may describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately,
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units,
•the terms of the unit agreement governing the units,
•United States federal income tax considerations relevant to the units, and
•whether the units will be issued in fully registered or global form.
The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.
Our affiliates may resell units after their initial issuance in market-making transactions. We describe these transactions above under “Description of Debt Securities—General—Market-Making Transactions.”

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, common stock, preferred stock or depositary shares. We may issue warrants independently of or together with any other securities, and the warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that we may offer. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.
Our affiliates may resell warrants after their initial issuance in market-making transactions. We describe these transactions above under “Description of Debt Securities—General—Market-Making Transactions.”
Debt Warrants
The applicable prospectus supplement will describe the terms of any debt warrants, including the following:
•the title of the debt warrants,
•the offering price for the debt warrants, if any,
•the aggregate number of the debt warrants,
•the designation and terms of the debt securities purchasable upon exercise of the debt warrants,
•if applicable, the designation and terms of the securities with which the debt warrants are issued and the number of debt warrants issued with each of these securities,
•if applicable, the date after which the debt warrants and any securities issued with the debt warrants will be separately transferable,
•the principal amount of debt securities purchasable upon exercise of a debt warrant and the purchase price,
•the dates on which the right to exercise the debt warrants begins and expires,
•if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time,
•whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form,
•information with respect to any book-entry procedures,
•the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable,
•if applicable, a discussion of certain United States federal income tax considerations,
•any antidilution provisions of the debt warrants,
•any redemption or call provisions applicable to the debt warrants, and
•any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Stock Warrants
The applicable prospectus supplement will describe the terms of any stock warrants, including the following:
•the title of the stock warrants,
•the offering price of the stock warrants,
•the aggregate number of the stock warrants,
•the designation and terms of the common stock, preferred stock or depositary shares that are purchasable upon exercise of the stock warrants,
•if applicable, the designation and terms of the securities with which the stock warrants are issued and the number of such stock warrants issued with each such security,
•if applicable, the date after which the stock warrants and any securities issued with the stock warrants will be separately transferable,
•the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a stock warrant and the purchase price,
•the dates on which the right to exercise the stock warrants begins and expires,
•if applicable, the minimum or maximum amount of the stock warrants which may be exercised at any one time,
•the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable,
•if applicable, a discussion of certain United States federal income tax considerations,
•any antidilution provisions of the stock warrants,
•any redemption or call provisions applicable to the stock warrants, and
•any additional terms of the stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants.

GLOBAL SECURITIES
Unless we specify otherwise in the applicable prospectus supplement, we will issue securities in registered and not bearer form. This means that our obligation runs to the holder of the security named on the face of the security. Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.
We refer to those persons who have securities registered in their own names, on the books that we, the trustee or an agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in global or book-entry form or in street name will be indirect owners.
Street Name Owners
If we issue certificated securities in definitive form registered in the names of the beneficial owners, investors may choose to hold their securities in their own names or in street name. Securities held in street name would be registered in the name of a broker, bank or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers or other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents, unit agents, depositary for depositary shares and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder, despite being obligated by law or under agreements with the depository participants or customers to pass it along to the indirect owners, fails to do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the indenture for a series of debt securities, the warrant agreement for a series of warrants or the unit agreement for a series of units or to relieve us of the consequences of a default or of our obligations to comply with a particular provision of an indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.
When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest, as the case may be.
Book-Entry Only Issuance
Unless we specify otherwise in the applicable prospectus supplement, we will issue each security in global or book-entry form. This means that we will not issue certificated securities in definitive form to investors. Instead, we will issue global securities in registered form representing the entire issuance of securities. Each global security will be registered in the name of a financial institution or clearing system that holds the global security as depositary on behalf of other financial institutions that participate in that depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the global securities on behalf of themselves or their customers.
Because securities issued in global form are registered in the name of the depositary, we will recognize only the depositary as the holder of the securities. This means that we will make all payments on the securities to the depositary. The depositary passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants are not obligated to pass these payments along under the terms of the securities. Instead, they do so under agreements they have made with one another or with their customers.
As a result, investors will not own securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant in the depositary’s book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depositary will not have knowledge of the actual beneficial owners of the securities.
Book-Entry System
The securities depositary will be The Depository Trust Company, New York, NY, known as DTC, unless otherwise identified in the applicable prospectus supplement. If DTC is the depositary for an issuance of securities, the issuance will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered security certificate will be issued for each issue of securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of such issue and an additional certificate will be issued with respect to any remaining amount of such issue.
If so stated in the applicable prospectus supplement, investors may elect to hold their interest in the global securities through either DTC, Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear in turn will hold interests in such global securities as participants on the books of DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at https://www.dtcc.com.
Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, referred to herein as the “beneficial owner,” is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions and periodic statements of their holdings, in each case from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities unless the use of the book-entry system for the securities is discontinued.
The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts global securities are credited, which participants may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s Money Market Instrument procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).
To the extent any issuance of securities is redeemable, we will send redemption notices to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed. The applicable prospectus supplement for an issuance of securities will indicate whether such issue is redeemable.
A beneficial owner must give any required notice of its election to have its securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.
Redemption proceeds, distributions, and dividend payments on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detailed information from us or our agent, on the applicable payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of such participant and not DTC, PNC or any agent thereof, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of PNC or its agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to beneficial owners will be the responsibility of direct or indirect participants. None of PNC, any trustee or agent, or the registrar for the securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or global securities for any series of securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.
DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained, security certificates in definitive form will be printed and delivered to DTC. In addition, we may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, security certificates in definitive form are required to be printed and delivered to DTC.
Neither we nor the principal paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the securities.
We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear solely as a matter of convenience. The information in this section has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy. The depositaries may change or discontinue the foregoing procedures at any time.

PLAN OF DISTRIBUTION
These securities may be distributed under this prospectus from time to time in one or more transactions:
•at a fixed price or prices, which may be changed,
•at market prices prevailing at the time of sale,
•at prices related to prevailing market prices, or
•at negotiated prices.
Each time we sell securities, we will describe the method of distribution of the securities in the applicable prospectus supplement.
We may offer and sell the debt securities, common stock, preferred stock, depositary shares, purchase contracts, units and warrants being offered by this prospectus:
•through underwriters,
•through dealers,
•through agents,
•directly to purchasers,
•through or in connection with hedging transactions, or
•through any combination of such methods of sale.
In addition, we may issue securities as a dividend or distribution, in a subscription rights offering to our existing holders or in exchange for outstanding securities. Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the net proceeds we will receive from the sale of the securities, any underwriting discounts and other items constituting underwriters’ compensation related to the offering, the public offering or purchase price and any discounts or commissions allowed or paid to dealers, any commissions allowed or paid to agents and any securities exchanges on which the securities may be listed.
Distribution through Underwriters
We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the securities are sold to underwriters, we will execute an underwriting agreement with such underwriters at the time of the sale and we will name them in the applicable prospectus supplement. In connection with these sales, the underwriters will receive compensation in the form of underwriting commissions, which will be paid by us. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution through Dealers
We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by the dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.
Distribution through Agents
We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.
Direct Sales
We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, as amended (the “Securities Act”) for any resale of the securities. We will describe the terms of any sales of this kind in the applicable prospectus supplement.
At-the-Market Offerings
To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. The terms of each such distribution agreement will be set forth in more detail in the applicable prospectus supplement. In the event that any underwriter or agent acts as principal, or any broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the applicable prospectus supplement.
Selling Security Holders
If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holder and provide the information required under the Securities Act, including the name of the selling security holder, the security or securities to be offered and sold, and information about any underwriters or agents, including commissions that we or the selling security holder must pay.
General
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.
Securities may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing after their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, including our affiliates, acting as principals for their own accounts, for the account of holders of the securities or as our agent. Any such firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement. Such firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.
If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (i) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (ii) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Each series of securities other than our common stock will be a new issue of securities with no established trading market prior to its original issue date. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue doing so at any time without notice. No assurance can be given as to the liquidity or activity of any trading in the offered securities.
In connection with an underwritten offering, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.
Market-Making Transactions by Affiliates
Following the initial distribution of an offering of securities, our affiliates, including PNC Capital Markets LLC and other affiliates, may use this prospectus and any applicable prospectus supplement in connection with offers and sales of the securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

Conflicts of Interest
PNC Capital Markets LLC, a member of the Financial Industry Regulatory Authority (“FINRA”), is an affiliate of PNC. The distribution arrangements for any offering in which PNC Capital Markets LLC participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with FINRA Rule 5121, PNC Capital Markets LLC may not make sales in such offering to any discretionary account without the prior approval of the customer.
The maximum commission or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.
The underwriters and agents and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business. In addition, in the ordinary course of their business activities, one or more of the underwriters, dealers or agents and/or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates. These underwriters, dealers or agents and/or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, these parties would hedge such exposure to us by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered by this prospectus. Any such short positions could adversely affect future trading prices of the securities offered by this prospectus. These broker-dealers or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL OPINIONS
Unless we specify otherwise in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Laura Gleason, Esq., Deputy General Counsel and Corporate Secretary of PNC. Ms. Gleason beneficially owns, or has rights to acquire, an aggregate of less than 1% of PNC’s common stock. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$1,500,000,000
The PNC Financial Services Group, Inc.
5.463% Fixed Rate/Floating Rate Senior Notes Due October 23, 2029
Senior Floating Rate Notes Due October 23, 2029

Prospectus Supplement

Joint Book-Running Managers
PNC Capital Markets LLC	Citigroup	Morgan Stanley

Co-Managers
Ramirez & Co., Inc.	Siebert Williams Shank

October 20, 2026